MASTER LEASE

between

NHI-REIT OF OHIO, LLC,
a Delaware limited liability company

“Landlord”

and

EMERITUS CORPORATION,
a Washington corporation

“Tenant”

Emeritus at Halcyon Village

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MASTER LEASE

THIS MASTER LEASE is executed this 28th day of June, 2013 to become effective as of the date described below, by and between EMERITUS CORPORATION, a Washington corporation, having its principal office at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121-1031, as Tenant, and NHI-REIT OF OHIO, LLC, a Delaware limited liability company, having its principal office at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, as Landlord.
R E C I T A L S
A.    Landlord is the owner of a 76-unit assisted living facility located in Marysville, Ohio.
B.    Landlord and Tenant have reached agreement upon the terms of a lease under which Tenant will lease the Facility from Landlord.
NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
ARTICLE 1. DEFINITIONS
For all purposes of this Lease, unless otherwise expressly provided in this Lease or unless the context in which such term is used indicates a contrary intent, (a) the terms defined in this Article shall have the meanings ascribed to them in this Article, and the terms defined elsewhere in this Lease shall have the meanings ascribed to them herein, (b) all accounting terms not otherwise defined in this Article shall have the meanings ascribed to them in accordance with generally accepted accounting principles at the time applicable to the accrual method of accounting, applied on a consistent basis, (c) all references in this Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:
“Accounts” means the Tenant’s accounts receivable (including healthcare insurance receivables and Medicare/Medicaid, if applicable, or other governmental healthcare payments) and other rights to payment arising from the Facility now existing or hereafter arising and whether for the sale or provision of goods or services to residents or patients, including, but not limited to occupancy charges of all kinds.
“Additional Charges” shall have the meaning ascribed to such term in Section 4.3.
“Adjustment Date” shall have the meaning ascribed to such term in Section 4.1.
“Affiliate” shall mean (a) with respect to Tenant, any corporation, business trust, association, company, partnership, joint venture, or other entity which, directly or indirectly, controls, or is controlled by, or is under common control with, Tenant, and (b) with respect to Landlord, any corporation, business trust, association, company, partnership, joint venture, or other entity which,

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directly or indirectly, controls, or is controlled by, or is under common control with, Landlord. As used in this definition, “control”, (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, through the ownership of voting securities, partnership interests or other equity interests, or through any other means, including the right to act as managing member. Notwithstanding anything to the contrary in this definition, with respect to Tenant and Guarantor, the term “Affiliate” shall exclude any Person that is an affiliate of Daniel R. Baty and that but for its relationship with Daniel R. Baty would not otherwise be considered an Affiliate of Lessee or Guarantor.
“Assignment of Contracts and Operating Leases” means the Assignment and Assumption of Contracts and Operating Leases in the form of Exhibit A attached hereto and incorporated herein by this reference pursuant to which Tenant shall assign all of its right, title and interest in the Contracts and Operating Leases to Landlord (or to Landlord’s successor in title to the Facility) effective upon the termination of this Lease.
“Assignment of Resident Agreements” means the Assignment and Assumption of Resident Agreements in the form of Exhibit B attached hereto and incorporated herein by this reference pursuant to which Tenant shall assign all of its right, title and interest in the Resident Agreements to Landlord (or to Landlord’s successor in title to the Facility) effective upon the termination of this Lease.
“Authority” shall mean the United States, the State, the county, the city or any other political subdivision in which any portion of the Property is located, and any other political subdivision, agency, instrumentality, department, commission, board, court, authority, official, officer, accreditation authority or any other Person, domestic or foreign, exercising jurisdiction or control over Landlord, Tenant and/or any portion of the Property.
“Award” shall have the meaning ascribed to such term in Section 16.1(c).
“Base Rent” shall mean the monthly installments of Base Rent payable under this Lease in the amounts set forth in Section 4.1.
“Bill of Sale” means the instrument in the form of Exhibit C attached hereto and incorporated herein by this reference, pursuant to which Tenant will convey to Landlord, (or to Landlord’s successor in title to the Facility), effective upon the termination of this Lease, all of Tenant’s right, title and interest in the Transferred Tenant’s Personal Property, Inventory and Records.
“Cap Ex Account” shall have the meaning ascribed to such term in Section 7.2.
“Capital Additions” shall mean (a) a material expansion of the Facility, (b) the renovation of any portion of the Facility, or (c) the construction of an addition to or new wing on, or conversion of, the Facility, in each case, in order to (i) increase the unit, bed or service capacity, or (ii) improve, add or change any material services, both medical and non-medical, so as to include services not previously offered at the Facility, or (iii) subject to the provisions of Section 8.2(b), change the purpose for which the Facility is utilized.

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“Capital Expenditures” shall have the meaning ascribed to such term in Section 7.1.
“Capital Improvement Reserve Agreement” shall mean the agreement between Landlord and Tenant in the form attached as Exhibit F under which Tenant shall from time to time deposit funds for future use to pay for Capital Improvements.
“Commencement Date” shall mean the date Tenant receives the Licenses required by the State for Tenant to operate the Facility for its Permitted Use. Upon request of either party, Landlord and Tenant shall execute a Commencement Date Confirmation Agreement in the form attached hereto as Exhibit O.
“Condemnation” shall have the meaning ascribed to such term in Section 16.1(a).
“Condemnor” shall have the meaning ascribed to such term in Section 16.1(d).
“Repair Agreement" shall mean that certain Agreement to Make Repairs in the form attached as Exhibit M to be entered into by and among Landlord, Tenant, Seller and McClain Development, Inc., an Ohio corporation ("McClain").
“Contracts” means collectively those agreements (other than the Operating Leases and Licenses) under which Tenant conducts the business of the Facility.
“Date of Taking” shall have the meaning ascribed to such term in Section 16.1(b).
“Encumbrance” shall have the meaning ascribed to such term in Article 23.
“Event of Default” shall have the meaning ascribed to such term in Section 17.1 and elsewhere throughout this Lease.
“Extended Term” shall mean the First Extended Term, the Second Extended Term, and the Third Extended Term.
“Facility” shall mean the seventy-six (76) unit assisted living facility commonly known as Emeritus at Halcyon Village and located at 1565 London Avenue, Marysville, Ohio 43040 and shall include all land, improvements (whether now existing or made during the term of the Lease), FFF&E, other personal property and intangibles located at and used in the operation of the Facility.
“Facility Mortgage” shall have the meaning ascribed to such term in Section 14.1.
“Fair Market Value” shall mean the fair market value of the Facility as determined in the manner set forth in Exhibit L.
“FFF&E” shall mean all furniture, furnishings, fixtures, vehicles, equipment (including non-movable medical equipment), machinery and other items of property, including all components thereof, now and hereafter located in, on or used or incorporated into the Facility, including, without limitation, any and all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling

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and air conditioning systems, equipment and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems, wiring, tubing, central clock systems, elevators, dumb waiters, intercom systems, nurse call systems, affixed cabinetry and counters, pneumatic tube systems, vacuum cleaning systems, conveyor systems, paging systems, mill work, x-ray protection, pass-through boxes, exhaust systems, laboratory plumbing and piping, medical gas systems, nurse station counters, emergency generators and similar items incorporated into and made a part of the Facility, together with all replacements, modifications, alterations and additions thereto. FFF&E shall not be deemed to include Tenant’s Excluded Property.
“First Extended Term” shall mean a period of five (5) years commencing upon the expiration of the Initial Term.
“Fiscal Year” shall mean Tenant’s Fiscal Year, which now ends December 31 in each calendar year, with the new Fiscal Year beginning on the following January 1. For purposes of this Lease, the partial Fiscal Year between the Commencement Date and January 1 of the next Fiscal Year shall constitute a separate Fiscal Year. If Tenant changes its Fiscal Year at any time during the Term, Tenant shall promptly give Landlord Notice specifying such change. If any such change is made, all reporting and accounting procedures set forth in this Lease shall continue to be made in accordance with generally accepted accounting principles, consistently applied. Any appropriate adjustments to such procedures as a result of such change shall be made upon the reasonable mutual consent of Landlord and Tenant. No such change or adjustment shall alter the Term, and Tenant shall bear any accounting costs reasonably incurred by Landlord as a result of any such change or adjustment.
“Guarantor” shall mean, if applicable, Emeritus Corporation.
“Hazardous Substances” shall mean any hazardous or toxic substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law, including any materials, wastes or substances which are (a) hydrocarbons, petroleum and petroleum products, (b) asbestos, (c) polychlorinated biphenyls, (d) formaldehyde, (e) radioactive substances, (f) flammables and explosives, (g) described as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq., 33 U.S.C. Section 1321 or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (h) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et sea. (42 U.S.C. Section 6903), or (i) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et sea. (42 U.S.C. Section 9601), as the same may be amended from time to time or toxic mold, fungi, bacteria or other microorganism or any related etiologic agents or materials (living or nonliving) which is regulated under State or federal law as a hazardous material, substance or waste.
“Impositions” shall mean all taxes (including, without limitation, (a) all real property taxes imposed upon the Land, the Facility or any of the FFF&E, (b) all other real property taxes and personal property taxes imposed upon the Property, and (c) all ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes relating to or imposed upon Tenant, Tenant’s

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Property or its business conducted upon any portion of the Land or the Property or from within the Facility), assessments (including, without limitation, all supplemental real property tax assessments or assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), any other covenants, conditions or restrictions of record with respect to the Property, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, franchise, inspection, authorization and similar fees and any and all connection charges, guaranteed revenues, contributions-in-aid of construction or other charges under any developer agreement or other agreement of record) and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character or nature whatsoever imposed with respect to or connected with the Property or the business thereon or therein by Tenant (including all interest and penalties thereon due to any failure or delay in payment thereof) which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to, or may be a lien upon (i) Landlord’s interest in the Property, (ii) the Property or any part thereof or any Rent therefrom or any estate, right, title or interest therein or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Property or the leasing or use of the Property or any part thereof by Tenant. For the purposes of this definition, the term “real property tax” shall mean for the Facility all taxes which are imposed, levied or assessed upon or with respect to the Property, the Facility, the Land, or any portion thereof (including increases in real property taxes which are caused by reason of any new construction in or to the Property). Impositions shall not include (1) any tax based on net income (whether denominated as a franchise, capital stock or other tax) imposed upon Landlord or any other person, (2) any transfer or net revenue tax imposed upon Landlord or any other person (including any tax imposed as a result of a transfer, either partial or total, of Landlord’s interest in the Property or which are added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer or which are imposed by reason of this transaction, any modifications hereto, or any transfers hereof) or (3) any tax imposed with respect to the sale, exchange, mortgage or other disposition by Landlord of any property (including the Property) or the proceeds thereof, nor any tax, assessment, tax levy or charge described in the first sentence of this paragraph which is in effect at any time during the Term hereof to the extent (and for the period of time) such tax, assessment, tax levy or charge is totally or partially repealed, unless a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case the substitute tax, assessment, tax levy or charge shall be deemed to be an Imposition.
“Initial Term” shall mean the period commencing on the Commencement Date and, unless terminated earlier or extended in accordance with the provisions of this Lease, expiring on the last day of the calendar month following the fifteenth (15th) anniversary of the Commencement Date.
“Insurance Requirements” shall mean all terms and conditions of any insurance policy required by this Lease and all requirements of the issuer of any such insurance policy.
“Inventory” means the operating supply of consumable supplies, including food, drugs, medicines, materials and other supplies used in connection with the operation of the Facility.

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“Land” shall mean the parcel(s) of real property described on the attached Exhibit D, and any other land acquired and made subject to this Lease in connection with the Facility, and including all appurtenant rights relating to any such parcel.
“Lease” shall mean this document, as the same may be amended from time to time in accordance herewith.
“Lease Coverage Ratio” means, the ratio of Net Operating Income of the Facility, to the Base Rent for the period then ending.
“Lease Term” or “Term” shall have the meaning ascribed to such term in Article 3.
“Lease Year” shall mean each twelve (12) consecutive month period throughout the Term beginning on the Commencement Date and on the anniversary thereof.
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, common law, decrees and injunctions affecting the Property or the maintenance, construction, use, alteration, occupancy or operation thereof (including but not limited to the Permitted Use), whether now or hereafter enacted and in force (including any of the foregoing which may require repairs, modifications or alterations in or to the Property), all Licenses, land use entitlements, zoning and regulations relating thereto, and all covenants, conditions, agreements, restrictions, obligations and encumbrances contained in any instruments, either of record or known to Tenant.
“Licenses” shall mean all licenses and permits for the Facility to operate as an assisted living facility issued by the local, state or federal agencies having jurisdiction over the Facility and all other permits (including building permits), licenses, franchises, certificates (including certificates of occupancy), certificates of need, letters of non-reviewability, provider agreements or other governmental approvals and similar authorizations and entitlements applicable to the Facility or otherwise required under any and all Legal Requirements to perform any and all of Tenant’s obligations under this Lease, and to operate the Facility for the Permitted Use(s).
“Net Operating Income” means, for the applicable measuring period, the sum of the revenues and income of Tenant from the operation of the Facility, less Tenant’s annual operating expenses for the Facility, which shall include, without limitation, a five percent (5%) assumed management fee, the Targeted Capital Expenditure Amount, property taxes, and insurance, but excluding, Tenant’s Base Rent liability to Landlord under this Lease.

“NHI” means National Health Investors, Inc., a Maryland corporation.
“Notice” shall mean any notice required under this Lease, all of which shall be given pursuant to Section 25.8.
“Officer’s Certificate” shall mean a certificate of Tenant or Landlord, as applicable, signed by the chief executive officer, chief financial officer, chief accounting officer or other duly authorized officer of Tenant or Landlord, as applicable.

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“Operating Leases” means collectively those leases of any Personal Property used by Tenant in connection with the operation of the Facility.
“Overage Amount” shall have the meaning ascribed to such term in Section 7.1.
“Overdue Rate” shall mean a rate of interest equal, per annum, to the prime rate of interest published in the Wall Street Journal plus five percent (5%), but in no event greater than the maximum rate of interest then permitted under applicable law.
“Permitted Encumbrances” shall mean the matters, if any, for each respective parcel of Land set forth in Exhibit E, attached hereto and incorporated herein by this reference.
“Permitted Use” shall mean the use and operation of the Facility and all parts thereof as an assisted living facility providing health care oriented residential accommodations (specifically excluding any use as a condominium, cooperative or similar arrangement or regime), and, in connection therewith, the provision of food services, recreational services, rehabilitative and/or health care and other ancillary services, all in full compliance with all applicable Legal Requirements.
“Personal Property” means all linens, parts, Inventory and other items of tangible personal property that are owned by Landlord and used for the operation and/or maintenance of the Facility. Tenant’s Excluded Property shall be excluded from the definition of “Personal Property.”
“Property” shall have the meaning ascribed to such term in Section 2.1.
“Purchase Agreement” shall mean that Asset Purchase Agreement dated June ___, 2013 between Seller and Landlord, as Purchaser.
“Quarterly Compliance Certificate” shall have the meaning ascribed to such term in Section 22.2(b).
“Records” means files and records, including correspondence with Residents and suppliers, books of account, employment records, resident files, records pertaining to supplies, advertising records, files and literature and other written materials of Tenant relating to the Facility but specifically excluding any written materials included in the Tenant’s Excluded Property.
“Rent” shall mean the Base Rent and Additional Charges.
“Resident Agreements” means collectively all written and oral leases, occupancy agreements and other agreements granting any resident of the Facility the right to occupy certain portions of such Facility.
“Restoration Costs” shall mean any amount equal to the actual costs which Tenant is required to incur in connection with: (a) the provisions of Section 10.1 (which relate to obligations of Tenant to make repairs and modifications necessary to comply with all licensing, safety and other requirements as more specifically set forth therein); and (b) the provisions of Sections 15.2 and 15.3 (which relate to obligations to make repairs and modifications in the event of damage or destruction of the Property).

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“Second Extended Term” shall mean a period of five (5) years commencing upon the expiration of the First Extended Term.
“Seller” shall mean The Halcyon Real Estate Co., LLC, an Ohio limited liability company.
“Soffit Repair Letter” shall mean that certain repair letter in the form attached as Exhibit N to be executed by McClain and Prior Operator in favor of Tenant ("Repair Letter").
“State” shall mean the State of Ohio.
“Taking” shall mean a taking or voluntary conveyance during the Term hereof of all or any part of the Property, or any interest therein, right with respect thereto or use thereof, as a result of, incidental to, or in settlement of any Condemnation or other eminent domain proceedings affecting such Property, regardless of whether such proceedings shall have actually been commenced.
“Targeted Expenditure Amount” shall have the meaning ascribed to such term in Section 7.1.
“Tenant’s Excluded Property” shall mean (i) the Tenant’s Personal Property, (ii) Tenant’s proprietary property, including, but not limited to, printed materials (such as operating manuals, policies, procedures and training manuals), computer software developed by or for the use of Tenant and/or its Affiliates, and trade names, logos, trademarks and service marks of Tenant and/or its Affiliates including, but not limited to, to the name “Emeritus” and any related trademarks, logos and service marks and (iii) Tenant’s Accounts.
“Tenant’s Personal Property” shall mean any items of tangible personal property (including motor vehicles, if any) which are owned or leased by Tenant and used in connection with the operation of the Facility and which were not acquired to replace the FFF&E or the Personal Property.
“Term” shall mean the Initial Term and the Extended Term.
“Third Extended Term” shall mean a period of five (5) years commencing upon the expiration of the Second Extended Term.
“Transfer Date” means the date this Lease expires or is terminated and Landlord (or Landlord’s successors or assigns) becomes licensed to operate the Facility.
“Transferred Tenant’s Personal Property” shall have the meaning set forth in Section 8.1(b).
“Unavoidable Delays” shall mean delays due to strikes, lockouts, inability to procure materials, power failures, acts of God, governmental restrictions, enemy action, civil commotion, unavoidable casualty and other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.
ARTICLE 2. LEASE OF LAND AND FACILITY

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2.1    Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms, covenants, conditions and provisions hereinafter set forth, all of Landlord’s right, title and interest in and to all the Land, the Facility, the FFF&E, all other Personal Property owned by Landlord and located at the Facility (collectively, the “Property”).
In addition to leasing the Property to Tenant (subject to and in accordance with the terms, covenants, conditions and provisions set forth in this Lease), Landlord hereby also grants Tenant a license to use, and an interest in, any and all state issued Certificates of Need (a “CON”) with respect to the Facility for the purpose of causing to be issued in the name of Tenant a license under the laws of the State to operate the Facility as a licensed senior living facility.
2.2    Warranty by Landlord. Landlord warrants that except for the Permitted Encumbrances, the Property is free and unencumbered by any lien or encumbrance arising by, through or under Landlord which lien or encumbrance would have priority over the leasehold estate granted to Tenant by this Lease. Tenant accepts the leasehold estate granted by this Lease and agrees to respect the rights of persons occupying rooms in the Facility under the Resident Agreements.
2.3    AS IS/WHERE IS. Tenant is familiar with each and every aspect of the Facility, including the condition of the Land and all improvements thereon, and hereby accepts same on an AS IS/WHERE IS BASIS WITH ALL FAULTS and without reliance upon any representations or warranties of Landlord of any kind or nature whatsoever except as set out in Section 2.2 above, whether express or implied, and subject to all matters of every kind and description including, without limitation, (a) the existing state of title, including all covenants, conditions, restrictions, ground leases, easements, Legal Requirements, mortgages, fixture filings, security agreements, financing statements and other financing instruments and any and all other matters, including matters known to Tenant, all matters of record and other matters, and (b) matters which would be disclosed by an inspection of the Property or by an accurate survey of each parcel of the Land and (c) all other matters which should reasonably have been known to Tenant (but excluding any matters created or caused by any acts of Landlord). Except for matters arising by, through or under Landlord, Tenant waives any and all claims, demands and cause or causes of action heretofore or hereafter arising against Landlord with respect to the condition of the Property or the ability of Tenant to conduct any business from the Facility. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY AT THE FACILITY OR ANY PART THEREOF, EITHER AS TO ITS DESIGN, CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING, WITHOUT LIMITATION, THE PERMITTED USES) OR AS TO THE QUALITY THEREOF OR THE PRESENCE OR ABSENCE OF DEFECTS IN THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT. TENANT ACKNOWLEDGES AND AGREES THAT, AS OF THE COMMENCEMENT DATE , THE PROPERTY AT THE FACILITY SHALL BE

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CONCLUSIVELY DEEMED TO HAVE BEEN INSPECTED BY TENANT AND SHALL BE CONCLUSIVELY DEEMED TO BE SATISFACTORY TO IT IN ALL RESPECTS.
2.4    Transfer of Business Operations of the Facility. Landlord makes no warranty or representation to Tenant, express or implied, and shall be subject to no liability with respect to the past operation or management of the Facility, or any part thereof, including, but not limited to, any matter relating to any of the following:
(i)    the availability to Tenant of any licenses or permits needed to operate the Facility or any part thereof;
(ii)    the enforceability of any Resident Agreement with any resident of the Facility;
(iii)    the status of any account of any resident of the Facility including, but not limited to, the status of any security deposits, trust accounts, or prepayments for services;
(iv)    the availability of service from or the status of any existing account with other persons, including utility providers, which provide services necessary or useful to the operation of the Facility as an assisted living facility;
(v)    the status of any health care regulatory issues relating to the Facility;
(vi)    the status of any reports, cost reports or reimbursement issues relating to the Facility;
(vii)    the status of any deficiency reports or certifications relating to the operation of the Facility; or
(viii)    any matter relating to any past or present employee or independent contractor who worked at the Facility including but not limited to issues concerning wages, employer contributions and withholdings, employment benefits, accrued benefits, workmen’s compensation claims or unemployment insurance contributions or premiums.
The validity of this Lease shall not be affected by any claim, demand or cause of action regarding the past or future operation of the Facility as an assisted living facility.
Prior to the Commencement Date, Tenant shall have entered into an Operations Transfer Agreement (the “OTA”) by and among Tenant, The Halcyon Management Co., LLC, an Ohio limited liability company (the “Prior Operator”) and The Inns Holdings, LTD, an Ohio limited liability company (the “Prior Manager”), and joined in by the Seller, with respect to the transfer of the Facility to Tenant and with respect to liabilities arising with respect to the operations of the Facility prior to the Commencement Date. Tenant agrees that its sole remedies with respect to matters governed by provisions of the OTA, Repair Agreement and the Soffit Repair Letter shall be as provided in the

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OTA, Repair Agreement and Soffit Repair Letter, and shall not entitle the Tenant to terminate this Lease, or to offset any Rent or portion thereof which shall become due under this Lease.
ARTICLE 3. TERM OF LEASE
3.1    Initial Term of Lease. The Facility shall be leased by Landlord to Tenant for the Initial Term.
3.2    Option to Renew Term. So long as Tenant is not in default under the terms of this Lease, both at the time of the exercise of this option to renew and at the expiration of the Initial Term of Lease, Tenant shall have an option to extend the Term of this Lease for the First Extended Term. So long as Tenant is not in default under the terms of this Lease, both at the time of the exercise of this option to renew and at the expiration of the First Extended Term of this Lease, Tenant shall have an option to extend the Term of this Lease for the Second Extended Term. So long as Tenant is not in default under the terms of this Lease, both at the time of the exercise of this option to renew and at the expiration of the Second Extended Term of this Lease, Tenant shall have an option to extend the Term of this Lease for the Third Extended Term. The Extended Term shall be on and subject to the same terms, covenants and conditions as herein contained. The option for the First Extended Term shall be exercised only by written notice from Tenant to Landlord and given no less than nine (9) months prior to the expiration of the Initial Term. The option for the Second Extended Term shall be exercised only by written notice from Tenant to Landlord and given no less than nine (9) months prior to the expiration of the First Extended Term. The option for the Third Extended Term shall be exercised only by written notice from Tenant to Landlord and given no less than nine (9) months prior to the expiration of the Second Extended Term.
ARTICLE 4. RENT
During the Term, Tenant shall pay the Rent, including the Base Rent and all Additional Charges due hereunder, together with any applicable State sales tax thereon, to NHI on behalf of Landlord, in lawful money of the United States of America, in immediately available funds, without right of offset, by wire transfer in accordance with the following instructions:
Pinnacle National Bank
Nashville, Tennessee
ABA #064008637
to credit National Heath Investors, Inc.
Account #5003254

or to such other account, address, place, or person or entity, or by such other method of payment, as Landlord may designate from time to time in a Notice. The Base Rent and Additional Charges shall be paid in accordance with this Article.

4.1    Base Rent. The amount shown on Schedule I is the Facility's "Initial Facility Base Rent." The Initial Facility Base Rent and all other Base Rent due hereunder shall be paid to Landlord in twelve (12) equal monthly installments on the 1st day of each month commencing on the Commencement Date. Base Rent shall increase on the first day of the

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thirteenth month (the “Adjustment Date”) and thereafter on each anniversary of the Adjustment Date to an amount equal to one hundred three percent (103%) of the Base Rent for the prior Lease Year. Base Rent shall be prorated for any period shorter than the number of days in a whole month.
4.2    Base Rent for Extended Term. Base Rent for the Extended Term shall continue to increase on the commencement of the Extended Term and each year thereafter during the Extended Term to an amount which is one hundred three percent (103%) of the Base Rent of the prior Lease Year. Base Rent as so increased shall be paid in twelve equal monthly installments to Landlord.
4.3    Additional Charges/Late Payments. Except for property taxes for which funds may be escrowed and paid out as described in Section 5.4 hereof and subject to Tenant’s rights of contest pursuant to the provisions of Article 13, Tenant shall pay and discharge prior to delinquency all Impositions directly to the persons to whom such Impositions are owed. Except as otherwise provided in Section 5.2, if Tenant fails or refuses to pay any Impositions, Tenant shall promptly pay and discharge every fine, penalty, interest and cost which may arise or accrue for the non-payment or late payment of such items. The aforementioned amounts, liabilities, obligations, Impositions, fines, penalties, interest and costs and any and all other amounts which Tenant may owe to Landlord or any other party pursuant to the terms of this Lease are referred to herein as “Additional Charges.” The Additional Charges shall constitute rent hereunder. Tenant hereby acknowledges that late payment by Tenant to Landlord of any Rent due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any Encumbrance covering the Property. Accordingly, if any Rent (but as to Additional Charges, only those which are payable directly to Landlord) shall not be paid on or before its due date, Tenant shall pay Landlord on demand, as an Additional Charge, a late charge (to the extent permitted by law) equal to five percent (5%) of the overdue amount and, in such event, the parties hereby agree that such late charge will represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. Landlord and Tenant acknowledge and agree that there is a five (5) calendar day grace period for payment of Base Rent and that if payments are not made on or before the fifth (5th) day of the month, then the late charge shall be imposed. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies to which it may be entitled hereunder. If Tenant fails to pay any Rent when due or within any applicable grace period thereafter, such Rent shall thereafter bear interest at the Overdue Rate until paid. Any payment by Tenant of Additional Charges to Landlord pursuant to any requirement of this Lease shall relieve Tenant of its obligation to pay such Additional Charges to the entity to which such payment would otherwise be paid.
4.4    Triple Net Lease; No Set-off; Bankruptcy. It is the purpose and intent of Landlord and Tenant that the Rent shall be absolutely net to Landlord so that Tenant shall pay or

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discharge, as additional charges hereunder, any and all Impositions, charges, costs, interest, reimbursements, liabilities, expenses and obligations of any nature whatsoever in connection with the ownership, operation and maintenance of the Property, excepting only (a) any payments for principal, interest, and premiums under any mortgage, security agreement, deed of trust or other Encumbrance Landlord may place upon all or any portion of the Property, and (b) any costs actually incurred by Landlord for its own benefit with respect to the Property, such as costs for consultants or advisers retained by Landlord, provided that such costs (i) are not otherwise payable by Tenant hereunder, and (ii) do not, directly or indirectly, arise or grow out of or in connection with Tenant’s non-performance and/or non-compliance with any obligation, covenant, term or provision of this Lease and (c) those items specifically excluded from the Impositions for which Tenant is responsible.
(a)    No set-off of Rent. Landlord shall receive all Rent (but as to Additional Charges, only those which are payable directly to Landlord) due hereunder and Rent shall be due and payable by Tenant in all events, without notice or demand and without any set-off (except as otherwise specifically provided in this Lease), counterclaim, abatement, suspension, deduction or defense whatsoever. In addition to the Rent reserved by this Article, Tenant shall pay to the parties respectively entitled thereto all Impositions (subject to Tenant’s rights to contest pursuant to the provisions of Article 13), insurance premiums (as provided in Article 14), operating charges, maintenance charges, construction costs and any other charges, costs, interest (except as set forth in the foregoing paragraph), reimbursements, liabilities (except as set forth in the foregoing paragraph), expenses and obligations which arise with respect to the Property or which otherwise may be contemplated under any provisions of this Lease during the Term hereof. All of such charges, costs, interest, reimbursements, liabilities, expenses and obligations shall constitute Additional Charges, and upon the failure of Tenant to pay any such costs, charges, interest, reimbursements, liabilities, expenses or obligations and if such failure is not cured within the applicable cure period described in Section 17.1 hereof, Landlord shall have the rights and remedies provided in this Lease for the failure of Tenant to pay Rent. It is the intention of the parties hereto that, except as herein expressly provided, this Lease shall not be terminable for any reason by Tenant. Any present or future law to the contrary shall not alter this agreement of the parties.
(b)    Bankruptcy. Except for exercising Tenant’s rights and prerogatives under Section 365(h) of the Bankruptcy Code (as defined below) or other applicable law, Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Tenant will not take any action to terminate, rescind, or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or any such assignee in any such proceeding or by any court in any such proceeding.

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(1)    In the event that Tenant shall file a petition, or an order for relief is entered against the Tenant, under Chapter 7, 9, 11 or 13 of the Bankruptcy Code 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), and Tenant or the trustee of Tenant shall elect to assume this Lease whether or not for the purpose of assigning the same, and subject to the applicable provisions of Section 365 of the Bankruptcy Code such assumption and assignment may only be made if all of the terms and conditions of subsections (2) and (3) hereof are satisfied.
(2)    No election to assume this Lease shall be effective unless in writing and addressed to Landlord and unless all of the following conditions have been satisfied.
(A)     The trustee or the debtor-in-possession has cured or has provided Landlord “adequate assurance” (as defined hereunder) that:
(i)    within ten (10) days from the date of such assumption, the trustee (or debtor-in-possession) will cure all monetary defaults under this Lease; and
(ii)    within thirty (30) days from the date of such assumption, the trustee (or debtor-in possession) will cure all non-monetary defaults under this Lease (to the extent curable within said thirty (30) day period).
(B)    The trustee or the debtor-in-possession has compensated, or has provided to Landlord adequate assurance that within ten (10) days from the date of assumption Landlord will be compensated, for any actual pecuniary loss incurred by Landlord arising from the default of the Tenant, the trustee, or the debtor-in possession, as recited in Landlord’s written statement of pecuniary loss sent to the trustee or debtor-in-possession.
(C)    The trustee or the debtor-in-possession has provided Landlord with “adequate assurance” of the future performance of each of Tenant’s obligations under the Lease with respect to the Facility; provided, however, that:
(i)    the trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three (3) months of the then current Base Rent; and
(ii)    the obligations imposed upon the trustee or debtor-in-possession shall continue with respect to Tenant after the completion of bankruptcy Proceedings.
(D)    Landlord has determined that the assumption of the Lease will not:

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(i)    breach any provision in any agreement by which Landlord is bound relating to the Property or Landlord has obtained any consents or waivers required to ensure that no such breach occurs; or
(ii)    disrupt, in Landlord’s reasonable judgment, the reputation and profitability of the Property.
(3)    For purposes of this subsection 4.4(b)(2), “adequate assurance” shall mean:
(i)    Landlord shall determine that the trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets (other than by liens in favor of Landlord) after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or debtor-in possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and
(ii)    an order shall have been entered segregating sufficient cash payable to Landlord and/or there shall have been granted a valid and perfected first lien and security interest in property of the Tenant, trustee or debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or debtor-in-possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.
(3)    If the trustee or debtor-in-possession has assumed the Lease pursuant to the terms and provisions of subsections (1) and (2) herein, for the purpose of assigning (or election to assign) the Tenant’s interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided “adequate assurance” (which for purposes of this Section 4.4(b)(3) shall have the meaning set forth in this Section 4.4(b)(3)) of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this subsection 4.4(b)(3), adequate assurance of future performance shall mean that Landlord shall have ascertained that each of the following conditions has been satisfied:
(A)    The assignee has submitted a current financial statement audited by independent certified public accountants of recognized standing in the state of Washington or any State selected by Tenant and reasonably acceptable to Landlord which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of the Tenant’s obligations under this Lease;

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(B)    Landlord has obtained all consents or waivers from any third parties required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to enable Landlord to permit such assignment;
(C)    The assignee has deposited six months of Base Rent as an adequate security deposit with Landlord; and
(D)    The assignee has demonstrated to the reasonable satisfaction of Landlord that its intended use of the Property is consistent with the terms of this Lease and will not diminish the reputation of the Facility.
(4)    When, pursuant to the Bankruptcy Code, the trustee or debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Property or any portion thereof, such charges shall not be less than the then current Base Rent and any Additional Charges which may become due and other monetary obligations of Tenant.
(5)    Neither Tenant’s interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of Rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.
(6)    Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease relating to the Facility on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.
ARTICLE 5 – IMPOSITIONS
5.1    Payment of Impositions. Subject to Tenant’s rights of contest pursuant to the provisions of Article 13, Tenant shall pay, or cause to be paid, all Impositions due or becoming due from and after the Commencement Date as and when such Impositions become due and payable and directly to the parties to whom such Impositions are payable prior to the date on which any fine, penalty, interest or cost may be added for non-payment; provided, however, Tenant shall not be in breach of its obligations under this Section 5.1 in the event of a breach by Landlord of its obligations under Section 5.2. Upon request by Landlord,

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Tenant shall furnish to Landlord prior to the date on which any such fine, penalty, interest or cost may be added for non-payment, copies of receipts or other reasonably satisfactory evidence of such payments. Such payments shall be made directly to the authorities levying or to the other persons entitled to such Impositions, if possible. Tenant’s obligation to pay Impositions shall be deemed absolutely fixed upon the date such Impositions become due to the authority or person entitled thereto. If any such Imposition may, at the option of the payor, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may pay the same (and shall pay any accrued interest on the unpaid balance of such Imposition) in installments, and in such event shall pay such installments (subject to Tenant’s right of contest pursuant to the provisions of Article 13) as the same become due and before any fine, penalty, premium, further interest or cost is added thereto. Impositions for which escrowed funds are held by Landlord or its lender under Section 5.4 hereof shall be paid as provided in Section 5.4 and the timely payment by Tenant of any amount to be paid to Landlord under Section 5.4 shall be deemed to satisfy the Tenant’s obligation to pay the Imposition for which funds are escrowed. Landlord shall, at its expense and to the extent required or permitted by applicable laws and regulations, prepare and file all returns with respect to Landlord’s net income, gross receipts, sales, use, single business, transaction privilege, rent, ad valorem and franchise taxes, and with respect to taxes on Landlord’s capital stock. Tenant shall, at its expense, and to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports with respect to any Imposition as may be required by governmental agencies, authorities or other persons entitled to the receipt of the Impositions. If any refund shall be due from any taxing authority or other persons entitled to the receipt of the Impositions with respect to any Imposition paid by Tenant, the same shall be paid over to and retained by Tenant unless an Event of Default shall have occurred hereunder and be continuing, in which case such refund shall be paid over to and retained by Landlord to either be (i) applied by Landlord to the cost of curing such Event of Default with the balance, if any, thereafter remitted by Landlord to Tenant, or (ii) retained by Landlord and applied as provided in Article 17 if the Event of Default cannot be cured. Landlord and Tenant shall, each upon a request by the other, provide such information as is maintained by the party to whom the request is made with respect to the Property as may be reasonably necessary to prepare any required returns or reports. If any governmental agency or authority classifies any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide to the other party, promptly upon request, cost and depreciation records reasonably necessary for filing returns for any property so classified as personal property. If Landlord is legally required to file any personal property tax returns, Landlord shall provide Tenant with copies of any assessment notices with respect thereto in sufficient time for Tenant to file a protest with respect thereto if it so elects pursuant to Article 13.
5.2    Notice of Impositions. Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge. Notwithstanding the foregoing, however, Landlord’s failure to give any such Notice shall in no way diminish Tenant’s obligations hereunder to pay such Impositions, but Landlord

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shall be responsible for any fine, penalty or interest resulting from its failure to give such Notice and any default by Tenant hereunder shall be obviated for a reasonable time after Tenant receives Notice of any Imposition which it is obligated to pay.
5.3    Adjustment of Impositions. Impositions imposed with respect to the tax period during which the Term commences or expires or terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such commencement date or expiration or termination, so that Tenant is only obligated to pay that portion of such Imposition(s) pertaining to the tax period within the Term. The obligation of Tenant to pay its prorated share of Impositions shall survive expiration or earlier termination of this Lease. Likewise any refund of any Imposition paid with respect to any tax period within the Term which refund is received by Landlord during or after the expiration or termination of this Lease shall be prorated and shared with Tenant.
5.4    Escrow for Property Taxes. Upon the written demand of Landlord, if required by a lender holding a first mortgage lien on the Facility or from and after a breach by Tenant of its obligations with respect to the payment of property taxes, which breach is not cured within ten (10) days after receipt of written notice from Landlord, Tenant shall make monthly payments to Landlord or Landlord’s lender, if so directed by Landlord, in escrow on the same day Base Rent is due in the amount of one twelfth of the annual ad valorem tax. The monthly tax escrow payment shall be adjusted from time to time to reflect changes in the Property, changes in the tax rate or changes in the assessed value of the Land and Facility. Landlord or Landlord’s lender, as applicable, shall hold the escrowed tax payments in a separate account with interest. Interest earned on the tax escrow shall be reported as income to Tenant and shall be paid to Tenant annually upon request, provided that there is no monetary Event of Default then outstanding hereunder. To the extent that sufficient funds exists in the tax escrow account, Landlord or Landlord's lender shall release funds from the tax escrow account to pay to the tax authorities the installments of tax due on the Property or any part thereof. If there are not sufficient funds in the tax escrow account to meet an installment when due, upon receipt of a written request from Landlord or Landlord's lender setting forth in reasonable detail the shortfall amount, the Tenant shall pay to Landlord or Landlord's lender the shortfall in order for the full payment then due to be paid. In the event that Tenant pays any tax payment to the taxing authority for which funds are held in the tax escrow account without having made a prior request to Landlord or Landlord's Lender to release such escrowed funds for the purposes of making such payment, Landlord shall reimburse Tenant for such payment upon Landlord’s receipt of proof of full payment to the tax authority. In the event that Tenant pays any tax payment to the taxing authority for which funds are held in the tax escrow account after Landlord or Landlord's lender has wrongfully failed to release such funds after receipt of a request from Tenant for the release thereof, then Landlord shall reimburse Tenant for such payment upon Landlord’s receipt of proof of full payment to the tax authority.
5.5    Utility Charges. Tenant shall pay or cause to be paid all charges (including any connection charges and deposits) for all utilities, including, but not limited to, electricity, power, gas, oil and water, used at or for the Property during the Term.

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5.6    Insurance Premiums. Upon the written demand of Landlord, from and after a breach by Tenant of its obligations with respect to the maintenance of the insurance required by the terms of this Lease, which breach is not cured within ten (10) days after receipt of written notice from Landlord, Tenant shall pay or cause to be paid all premiums for insurance coverage required to be maintained pursuant to Article 14. Upon the written request of Landlord, if required by a lender holding a first mortgage on the Facility, Tenant shall make monthly payments in escrow to Landlord or, if directed by Landlord, to Landlord’s lender, on the same day Base Rent is due in an amount equal to 1/12 of the annual premiums as to the Facility.
ARTICLE 6 – TERMINATION OR ABATEMENT OF LEASE
6.1    No Termination or Abatement. Tenant, to the fullest extent permitted by law and unless specifically provided herein, shall remain bound by this Lease in accordance with its terms in all events. Tenant shall not take any action without the prior written consent of Landlord to modify, surrender or terminate this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, and Rent and all other sums shall continue to be payable by Tenant hereunder in any event unless (i) the obligation of Tenant to pay the same abates or terminates pursuant to the express provisions of this Lease (other than by reason of an Event of Default by Tenant) or (ii) Rent and such other sums abate as provided in Section 6.2. Without limiting the generality of the immediately preceding sentence Tenant shall not seek or be entitled to any abatement (other than as provided in Section 6.2 or as otherwise specifically provided by this Lease), deduction, deferment or reduction of Rent, or set-off against Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, all or any portion of the Property from whatever cause or any Taking of all or any portion of the Property; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of all or any portion of the Property or the interference with such use or with Tenant’s quiet enjoyment of the Property by any person or entity; (c) the eviction of Tenant from the Property or any portion thereof by any person whose rights or interest arise other than by, through or under Landlord, whether by paramount title or otherwise; (d) any claim which Tenant has or may have against Landlord by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties; (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or (f) any other cause, whether similar or dissimilar to any of the foregoing. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which (i) may now or hereafter be conferred upon it by law or otherwise to modify, surrender or terminate this Lease or quit or surrender all or any portion of the Property or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of Rent or other sums payable by Tenant hereunder except to the extent expressly provided in Section 6.2 or as otherwise specifically provided by this Lease.

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6.2    Limited Abatement. In the event of any damage or destruction or Condemnation of the Facility as contemplated in Article 15 and Article 16, respectively, the Base Rent for the Facility shall be abated solely to the extent that Landlord actually receives proceeds of insurance under the insurance policy described in Section 14.1(d) or an Award and the amount so abated shall be lesser of the amount of such proceeds or Award and the Base Rent for the Facility otherwise due under this Lease. In no other event shall the Rent hereunder abate in any manner whatsoever prior to the termination of this Lease in accordance with its terms, except as otherwise specifically provided by this Lease.
ARTICLE 7 – FFF&E AND OTHER CAPITAL IMPROVEMENTS
7.1    Minimum Capital Expenditures. Tenant agrees that during each Fiscal Year it will incur expenditures at the Facility, which are accounted for as capitalized expenditures under generally accepted accounting principles (“Capital Expenditures”) in an amount equal to the sum of (i) the amount shown below (the “Targeted Expenditure Amount”) less (ii) the Overage Amount (as hereinafter defined):

Any Fiscal Year during the Term ending on or prior to December 31, 2028:	$500.00/unit/year
Any Fiscal Year during the Term ending on or prior to December 31, 2033:	$600.00/unit/year
Any Fiscal Year during the Term ending on or prior to December 31, 2038:	$650.00/unit/year
Any Fiscal Year during the Term thereafter:	$700.00/unit/year

The Targeted Expenditure Amount shall be pro-rated based on the actual number of days elapsed in the Fiscal Year for the first Fiscal Year and any Fiscal Year in which this Lease expires or is terminated.
For purposes hereof, the “Overage Amount” means any amounts expended by Tenant on the Capital Expenditures at the Facility in the two (2) immediately preceding Fiscal Years in excess of the Targeted Expenditure Amount for the corresponding Fiscal Years. With respect to any Fiscal Year during which this Lease expires or is terminated, Tenant shall pay to Landlord any shortage in required Capital Expenditures (taking into account any then unapplied Overage Amount).
This Article 7 shall survive the termination of this Lease.
7.2    Capital Improvement Reserve. If the report furnished to Landlord under Section 22.2(d) shows that Tenant failed during the applicable period to make the required Capital Expenditures (after taking into account any Overage Amount), Tenant shall at such time fund an account therefor with Landlord under the control of Landlord (the “Cap Ex Account”) in the amount of such shortfall. Provided that no uncured monetary Event of Default exists,

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Tenant shall have the right during the Term to request withdrawals from the Cap Ex Account from time to time solely for the purpose of seeking reimbursement for the cost of Tenant’s replacing, restoring and repairing the Property at the Facility or, if the cost of such item exceeds $25,000, making payment directly to the contractor or material supplier. The mere use of the funds in the Cap Ex Account shall not be evidence of Tenant’s compliance with its obligations under Section 7.1. To the extent not otherwise specifically provided for in this Section 7.2, the Cap Ex Account shall be governed by the Capital Improvement Reserve Agreement.
7.3    FFF&E Withdrawals. Upon expiration or termination of the Lease or termination of Tenant’s right to possession of the Facility, the funds in the Cap Ex Account shall automatically and immediately become the property of Landlord, and Tenant shall not thereafter be permitted to make any further withdrawals from the Cap Ex Account.
7.4    Alterations. Tenant may not make any material structural alteration to the Facility, including any Capital Additions, without the prior written consent of Landlord, which consent shall not be unreasonably withheld if the cost thereof is intended to be included in the Capital Expenditures required under Section 7.1. For the avoidance of doubt, routine landscaping, painting, floor and wallcovering replacements shall not be deemed to be alterations within the meaning of this Section 7.4.
ARTICLE 8 – OWNERSHIP AND USE OF PROPERTY
8.1    Ownership of the Property. The Property is, and throughout the Term shall continue to be, the property of Landlord. Tenant has only the right to the exclusive possession and use of the Property, upon the terms and subject to the conditions set forth in this Lease. At the expiration or termination of this Lease, the following provisions shall apply:
(a)    Tenant shall, for no additional consideration, sell, transfer and convey to Landlord or Landlord’s designee, the Inventory owned by Tenant as of the termination date and located at the Facility.
(b)    Tenant shall, for no additional consideration, sell, transfer and convey to Landlord or Landlord’s designee, Tenant’s Personal Property located on or about the Facility. Notwithstanding the foregoing, in the event that any items of Tenant’s Personal Property have a net book value on Tenant’s records in excess of Five Thousand Dollars ($5,000.00), individually, or Fifteen Thousand Dollars ($15,000.00) in the aggregate with respect to the Tenant’s Personal Property at the Facility, regardless of the net book value of each individual item of such Tenant’s Personal Property, Landlord shall be required to compensate Tenant for any of such Tenant’s Personal Property which Landlord elects to acquire at the then net book value thereof. Any of the Tenant’s Personal Property conveyed to Landlord or Landlord’s designee pursuant to this Section 8.1(b) shall be referred to as the “Transferred Tenant’s Personal Property.”

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(c)    Tenant shall transfer and convey the Records to Landlord or Landlord’s designee.
(d)    Tenant shall execute a Bill of Sale in favor of Landlord in the form of Exhibit C with respect to the assets being conveyed to Landlord or Landlord’s designee pursuant to this Section 8.1.
(e)    Except as otherwise specifically set forth in this Section 8.1, Landlord shall not succeed to the ownership of Tenant’s Excluded Property at the end of the term of the Lease.
8.2    Use of the Facility and Land.
(a)    Tenant will be responsible for acquiring at Tenant’s cost and expense any and all Licenses necessary for its use and operation of the Property during the Term, and will keep and maintain in full force and effect such Licenses as are, from time to time, required for the uses conducted by Tenant on the Property, in accordance with all Legal Requirements.
(b)    Throughout the entire Term and subject to Tenant’s due contest right as set forth in Article 13, Tenant shall use the Facility solely in accordance with its Permitted Use(s) in full compliance with all applicable Legal Requirements and all other terms, covenants, provisions and conditions of this Lease. Tenant shall not permit or consent to the cancellation, lapse or amendment of any license or permit required to operate the Facility for its Permitted Use other than amendments arising from changes in applicable law affecting all similarly situated facilities or amendments arising from new or additional uses of the Property as long as such uses are consistent with the Permitted Use and, if required by the terms of this Lease, have otherwise been approved by Landlord. Tenant may not use the Facility to provide services beyond the Permitted Use without the prior written consent of Landlord.
(c)    Tenant shall not commit or suffer to be committed any waste nor shall Tenant cause or permit any nuisance on the Property.
(d)    Tenant shall neither suffer nor permit all or any portion of the Property, including any Capital Addition, whether or not financed or paid for by Landlord, to be used in such a manner as (i) may impair the Landlord’s title to the Property or to any portion thereof or (ii) may make possible a claim or claims of adverse use, adverse possession or implied dedication of all or any portion of the Property to the public.
8.3    Continuous Operations. Tenant shall maintain continuous operations at the Facility in accordance with the provisions of this Lease and shall not cease such operations other than a temporary cessation during any period of repair or reconstruction required as a result of damage to or destruction or Condemnation of any of the Property. Tenant shall not voluntarily reduce the number of units, beds or residents for which the Facility has a license

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to operate and Tenant shall not close any units or beds in the Facility, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right, without the consent of Landlord, to combine units at the Facility at the request of a resident or to provide for their use by multiple residents as long as doing so does not reduce the licensed capacity of the affected Facility.
8.4    Hazardous Substances.
(a)    Tenant will keep the Facility free and clear of all Hazardous Substances other than those Hazardous Substances which are required for the operation of the Facility (which Hazardous Substances shall be handled, used and disposed of in strict compliance with the Legal Requirements and Insurance Requirements) and Tenant shall pay all costs required to properly use, handle and dispose of all Hazardous Substances introduced by Tenant or its Agents (as defined below) or otherwise first arising on the Property after the Commencement Date as and when due and Tenant will keep the Property free and clear of any lien relating to Hazardous Substances first arising on the Property after the Commencement Date which may be imposed pursuant to the Legal Requirements and imposed as a result of the presence of such Hazardous Substance at the Facility. For the purposes of this Article, the term “Property” shall also include, in addition to the items specified in Section 2.1, all air, soil, groundwater, surface water or soils vapor at, on, about, under or within any portion of the Land. All operations or activities upon, or any use or occupancy of the Property, or any portion thereof, by Tenant, or any agent, contractor or employee, or subtenant of Tenant (any of the foregoing being defined herein as Tenant’s “Agent”) shall at all times during the Term be in all respects in strict compliance with any and all Legal Requirements relating to Hazardous Substances, including, but not limited to, the discharge and removal of Hazardous Substances. Tenant will not, nor will Tenant permit, any agent, contractor or employee of subtenant of Tenant, to allow the manufacture, storage, voluntary transmission or presence of any Hazardous Substances over or upon the Property or any portion thereof (except in strict compliance with the Legal Requirements). Landlord shall have the right at any time to conduct, at its cost, an environmental audit of the Property or any portion thereof and Tenant shall cooperate in the conduct of such environmental audit. Furthermore, neither Tenant will, nor will Tenant permit any Agent to, install or permit to be installed (except in strict compliance with applicable Legal Requirements), in or on the Property or any portion thereof friable asbestos or any substance containing asbestos or similarly deemed hazardous by governmental authorities or the Legal Requirements respecting such materials. Tenant shall promptly notify Landlord in writing of any order, receipt of any notice of violation or noncompliance with any applicable law, rule, regulation, standard or order, any threatened or pending action by any regulatory agency or other governmental authority, or any claims made by any third party, in each case relating to Hazardous Substances on, emanations of Hazardous Substances on or from, releases of Hazardous Substances on or from, or threats of releases on or from any of the Property; and shall promptly furnish the Landlord with copies of any correspondence,

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notices, or legal pleadings in connection therewith. Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to Hazardous Substances on, released from or emanating from any part of the Property which Landlord reasonably believes may cause harm to any persons or property.
(b)    Without limiting Section 20.1, Tenant agrees to indemnify, protect, defend (with counsel reasonably approved by Landlord) and hold Landlord, and the directors, officers, shareholders, employees and agents of Landlord, harmless from any claims (including, without limitation, third party claims for personal injury or real or personal property damage, or natural resources damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, including reasonable attorneys’ and paralegals, fees and expenses (including any such fees and expenses incurred in enforcing the covenants and obligations of Tenant under this Lease or collecting any sums due hereunder), consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise directly or indirectly from or in connection with the presence, suspected presence, release or threatened release of any Hazardous Substance in or into or at, on, about, under or within the Property, or any portion thereof, as a result of the acts or omissions of Tenant or its Agents during the Term of this Lease (collectively, the “Costs”). The indemnification provided in this subsection (b) shall specifically apply to and include claims or actions brought by or on behalf of employees of Tenant, or contractors, or employees of contractors of Tenant and Tenant hereby agrees not to raise as a defense to its indemnification obligations any immunity to which Tenant may otherwise be entitled under any industrial or worker’s compensation laws. In the event Landlord shall suffer or incur any such Costs, Tenant shall pay to Landlord the total of all such Costs suffered or incurred by Landlord upon demand therefor by Landlord. Without limiting the generality of the foregoing, the indemnification provided by this subsection (b) shall specifically cover Costs, including capital, operating and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal or restoration work required or performed by any Federal, state or local governmental agency or political subdivision or performed by any non-governmental entity or person because of the presence, suspected presence, release or suspected release of any Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Property (or any portion thereof), and any claims of third parties for loss or damage due to such Hazardous Substance. In addition, the indemnification provided by this subsection (b) shall include, without limitation, all loss or damage sustained by Landlord or any third party due to any Hazardous Substance that migrates, flows, percolates, diffuses or in any way moves onto, into or under the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Property (or any portion thereof); provided, however, that the indemnification obligation above shall apply solely to the extent that such loss or

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damage is attributable to the acts or omissions of Tenant or its Agents during the Term of this Lease and shall not apply to the extent such loss or damage is attributable to the gross negligence or willful misconduct of Landlord.
(c)    In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work is required under any applicable Legal Requirement, any judicial order, or any order of any governmental entity, or in order to comply with any agreements affecting all or any portion of the Property because of, or in connection with, any occurrence or event described in subsection (b) above (collectively, the “Remedial Work”), Tenant shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order or agreement and subject to the final review and approval of Landlord for compliance with Legal Requirements; provided, that Tenant may withhold such compliance pursuant to a good faith dispute regarding the application, interpretation or validity of the law, regulation, order, or agreement, subject to the requirements of subsection (d) below; provided, however, that Landlord shall reasonably cooperate with Tenant to the extent necessary to deliver such authorization as may be required in order for Tenant to perform its obligations under this subsection (c). All Remedial Work shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord in its reasonable discretion, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord in its reasonable discretion. All reasonable costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the reasonable charges of such contractor(s) and/or the consulting engineer and reasonable costs incurred by Landlord “in house”, (such as photocopying charges and travel costs for Landlord’s employees) in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail timely to commence, or cause to be commenced, or fail diligently to prosecute, or cause to be prosecuted, to completion, or fail to complete, or cause to be completed, to Landlord’s reasonable satisfaction, such Remedial Work in compliance with Legal Requirements, Landlord may, but shall not be required, to cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be Costs within the meaning of subsection (b) above. All such Costs shall be due and payable upon demand therefor by Landlord. If Tenant fails to perform its obligations hereunder, Landlord shall be subrogated to any rights Tenant may have under any indemnifications from any present, future or former owners, tenants or other occupants or users of the Property (or any portion thereof), relating to the matters covered by this Section 8.4.
(d)    Notwithstanding any provision of this Section 8.4 to the contrary, but without limiting the provisions of Article 13 or Tenant’s obligations of protection, defense and indemnification under Section 8.4(b), Tenant will be permitted to contest or cause to be contested, subject to compliance with the requirements of this subsection (d) and Article 13, by appropriate action any Remedial Work requirement, and Landlord shall not perform such requirement on its behalf, so long as Tenant has

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given Landlord Notice that Tenant is contesting or shall contest or cause to be contested the same, and Tenant actually contests or causes to be contested the application, interpretation or validity of the governmental law, regulation, order or agreement pertaining to the Remedial Work by appropriate proceedings conducted in good faith with due diligence; provided, such contest shall not subject Landlord to civil liability and does not jeopardize Landlord’s interest in the Property or affect in any way the payment of any sums to be paid under this Lease. Tenant shall give such security or assurances as may be reasonably required by Landlord to insure compliance with the legal requirements pertaining to the Remedial Work (and payment of all costs, expenses, interest and penalties in connection therewith) and to prevent any sale, forfeiture or loss by reason of such nonpayment or noncompliance.
(e)    The obligations of Tenant under this Section 8.4 shall survive expiration or earlier termination of this Lease. Any costs and other payments required to be paid by Tenant to Landlord under this Section 8.4 which are not paid within ten (10) days after a written demand therefor, shall thereupon be considered delinquent. Tenant shall pay to Landlord immediately upon demand therefor interest on such overdue amounts, from the date when due until paid, at the Overdue Rate.
ARTICLE 9 – LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS
9.1    Compliance with Legal Requirements, Insurance Requirements and Instruments. Subject to the rights of Tenant as provided in Article 13 relating to permitted contests, Tenant, at its sole cost and expense, shall promptly (a) comply with all applicable Legal Requirements and Insurance Requirements with respect to the use, operation, maintenance, repair and restoration of the Facility, whether or not compliance therewith shall require the construction of any additional parking spaces or the structural change in the Facility or interfere with the use and enjoyment of the Facility, and (b) procure, maintain and comply with all appropriate Licenses necessary for any use of the Facility for the Permitted Use(s), and any other use conducted on the Facility by Tenant and permitted by Landlord hereunder, and for the proper erection, installation, operation and maintenance of the Facility or any part thereof, including, without limitation, any Capital Additions. Tenant shall notify Landlord immediately upon obtaining knowledge of facts which are reasonably likely to result in an action by any federal, state or local agency (or the staff thereof) to revoke, withdraw or suspend any License, or an action of any other type, which would have a materially adverse effect on Tenant’s operations at the Facility.
9.2    Covenants Regarding Legal Requirements. The parties understand and agree that certain deficiencies or situations of non-compliance with various Legal Requirements are likely to occur from time to time in the normal course of business. Such occurrences will not constitute a breach or default by Tenant under this Lease, provided that (a) they are not materially beyond the general experience of comparable assisted living operations in the State in terms of scope, seriousness or frequency, (b) no material, sustained (i.e., more than three months) decrease in gross revenues from the Facility results from any such occurrence

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(s), and (c) Tenant diligently takes all reasonable actions in a timely manner to cure such deficiencies or situations of non-compliance and effectuates such cure to the extent same can be practicably accomplished.
9.3    Landlord’s Cooperation. Landlord shall cooperate, as reasonably necessary or required, with Tenant in applying for and maintaining all appropriate Licenses necessary to operate the Facility for the Permitted Use(s) in accordance with the provisions of this Lease and to otherwise comply with applicable Legal Requirements, provided that such cooperation is in conformance with all Legal Requirements. Tenant shall promptly advance to Landlord such amounts as are reasonably necessary to pay for all costs and expenses incident to such cooperation. Tenant agrees to indemnify, defend, protect, save and hold Landlord harmless from and against any and all costs, expenses, losses, demands, claims, obligations and liabilities against or incurred by Landlord in connection with such cooperation, except in any cases of fraud, misrepresentation or intentional non-compliance with Legal Requirements on the part of Landlord. Such indemnity shall survive the expiration or termination of this Lease.
ARTICLE 10 – CONDITION OF THE PROPERTY
10.1    Maintenance and Repair.
(a)    Tenant, at its sole cost and expense, shall keep all portions of the Property and the FFF&E and all private roadways, parking surfaces, sidewalks and curbs appurtenant thereto in good order, condition and repair. Except as may otherwise be expressly provided to the contrary in this Section 10.1 and in Articles 14, 15, or 16, Tenant shall with reasonable promptness, at Tenant’s sole cost and expense, make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, patent or latent, foreseen or unforeseen, and regardless of the cause necessitating repair. Tenant’s duty to maintain the Property and the FFF&E shall include such actions as are needed in the reasonable judgment of Tenant to be consistent with standards and practices in the industry to prevent the deterioration of the Property. Tenant shall also be obligated at its expense to make all repairs, modifications and renovations necessary to comply with all licensing, safety and health and building codes and regulations applicable to the Facility so that the Facility can be legally operated for its Permitted Use(s). Tenant shall be obligated to repair at Tenant’s sole cost and expense any damage to any portion of the Land, the improvements thereon and the Facility caused by cave ins, collapse of sub surface support, subsidence of the surface of the land, the extraction of minerals from the Land (whether through the surface of the Land or by mining) but specifically excluding any damages arising from cave ins, collapse of sub surface support, subsidence of the surface of the land and/or the extraction of minerals from the Land (whether through the surface of the Land or by mining) occurring pursuant to any reserved mineral rights in any deed running from Seller, as grantor, to Landlord, as grantee, or to Seller or any predecessor in title). All repairs by Tenant shall be made

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in a good and workmanlike manner using materials of good quality. Tenant shall not take or omit to take any action, the taking or omission of which would materially impair the value or the usefulness of all or any portion of the Property and the FFF&E for the Permitted Use(s).
(b)    Landlord shall not under any circumstances be required to build or rebuild the Facility, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Property, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, patent or latent, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, nor shall Landlord under any circumstances be required to maintain the Property or any portion thereof in any way or manner whatsoever. Tenant hereby waives, to the fullest extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law or equitable principle in effect at the time of the execution of this Lease or hereafter enacted. Landlord shall have the right to give, record and post, at the Facility and otherwise, as appropriate, notices of non-responsibility under any construction or mechanic’s lien laws now or hereafter existing, and any other notices of a similar nature that Landlord may reasonably elect to give, record or post from time to time during the Term. Use of casualty insurance proceeds held by Landlord shall be handled as provided in Article 15.
(c)    Notwithstanding anything to the contrary set forth in this Section 10.1 or elsewhere in this Lease, in the event of any damage occurs during the Term or Extended Term of this Lease that is described in either the Repair Agreement or the Soffit Repair Letter, Tenant shall be obligated to repair at Tenant’s sole cost and expense any such damage, in which case Tenant shall be entitled to pursue any claims which Tenant may have against the Seller or any other party (with the exception of Landlord) arising under the Repair Agreement and/or the Soffit Repair Letter. In the event Landlord, either at its election and/or at Tenant’s request and at Tenant’s cost and expense, pursues any claim which Landlord may have against the Seller or any other party arising under the Repair Agreement and/or Soffit Repair Letter, Landlord shall pay to Tenant from any proceeds received by Landlord, Tenant's actual repair costs to the extent Tenant is not otherwise reimbursed by Seller or any other party.
(d)    Nothing contained in this Lease, and no action or inaction by Landlord, shall be deemed or construed in any manner as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to all or any portion of the Property or the FFF&E or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such a manner as would permit the making of any claim against Landlord or Landlord’s interest in any portion of the Property or the FFF&E with respect

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thereto, or to make any agreement that may create, or in any way may be the basis for the assertion of any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in all or any portion of the Property or the FFF&E.
(e)    Upon Landlord’s written request at the expiration of the Term or earlier termination of this Lease, Tenant shall provide to Landlord a schedule listing the FFF&E which exists at the Facility.
(f)    Tenant shall, upon the expiration or earlier termination of this Lease, vacate and surrender the Facility and all FFF&E to Landlord in the condition in which the Facility was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, and except for casualty, condemnation or ordinary wear and tear (but subject to the obligation of Tenant under this Section to maintain the Property in good order, condition and repair during the entire Term of this Lease) and subject to the provisions of this Lease with respect to casualties, insurance proceeds and condemnation and containing such Inventory to operate the Facility in the ordinary course of business for a period of no less than seven (7) days after the expiration or earlier termination of this Lease.
(g)    The maintenance and repair obligations of Tenant under this Section 10.1 shall survive the expiration or earlier termination of this Lease as regards any condition requiring repair which existed as of the date of such expiration or termination notwithstanding that such condition is not discovered by Landlord until after the date of such expiration or termination.
10.2    Encroachments. If any portion of the Facility at any time during the Term shall impair the rights of others under any easement or right-of-way burdening the Land, provided that such restriction or easement does not exist prior to the Commencement Date and has been created by Tenant without the consent of Landlord, then promptly upon the request of Landlord, or at the behest of any person affected by violation or impairment and in such case, in the event of an adverse final determination, Tenant shall, at Tenant’s sole cost and expense, but in conjunction with Landlord, obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant, subject to Landlord’s consent to all such settlements or waivers. In any event Tenant shall, subject to Landlord’s consent, take all such actions as may be necessary in order to be able to continue the operation of the Facility for the then existing use substantially in the manner and to the extent the Facility was operated prior to the assertion of such violation or impairment. Notwithstanding the provisions of this Section 10.2 to the contrary, Tenant shall not be responsible for any claims to the extent such claims are covered by Landlord’s or Tenant’s title insurance policy, if any, and Landlord agrees that any proceeds recovered under any such title insurance policy, if any, shall be made available to remedy the claimed violation or restriction.
ARTICLE 11 – SECURITY FOR PERFORMANCE OF OBLIGATIONS

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11.1    Security Agreement. Tenant shall execute in favor of Landlord a security agreement in the form attached as Exhibit G hereto, granting to Landlord a first priority security interest in all Tenant’s Personal Property, Accounts (to the extent permitted by law), general intangibles, contract rights (to the extent permitted by law) and healthcare insurance receivables (to the extent permitted by law) arising from the operations of the Facility and other interests of Tenant which security interest shall secure the payment of all Rent and the performance of all other obligations of the Tenant under this Lease. Tenant shall cooperate in filing all financing statements needed to perfect such security interest.
11.2    Compliance with Financial Ratios. The Tenant will operate the Facility during the term of this Lease in order to meet the following minimum financial standards:
(a)    RESERVED.
(b)    Lease Coverage Ratio. Except as provided below, the Facility shall meet the following minimum Lease Coverage Ratios for each quarter:

Period	Minimum Required Ratio
Quarter ending December 31, 2013 through the quarter ending June 30, 2014	1.00:1.00
Quarter ending September 30, 2014 through the quarter ending June 30, 2015 Quarter ending September 30, 2015 and for every quarter thereafter	1.10:1.00 1.15:1.00

Compliance with the Lease Coverage Ratio shall commence December 31, 2013 and shall be based upon the trailing six (6) month period of operation then ending. Compliance with the Lease Coverage Ratio through March 31, 2014 shall be based upon the trailing nine (9) month period of operation then ending. Thereafter, compliance shall be measured quarterly based upon the trailing twelve (12) month period of operation then ending. Notwithstanding the foregoing, Tenant shall not be deemed in violation of the terms of this Section 11.2 if the Lease Coverage Ratio as at the end of any quarter from and after the quarter ending June 30, 2014 measured on a trailing twelve month basis is less than the applicable amount set forth above and Tenant provides to Landlord, within thirty (30) days after the end of such quarter, additional cash collateral in an amount equal to the Shortfall Amount for such period. Thereafter, Tenant and Landlord shall adjust the amount of such cash collateral so that it equals the Shortfall Amount as at the end of the then most recently ended fiscal quarter. Landlord shall promptly release such Shortfall Amount back to Tenant upon receipt of an Officer’s Certificate which reflects compliance with the covenant set forth above. The Shortfall Amount is the amount of cash required to cause Tenant to be in compliance with the Lease Coverage Ratio set forth above. Tenant shall provide Landlord evidence of

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compliance with this Section 11.2 and such backup documentation as required by Landlord within forty-five (45) days of the end of each calendar quarter of each Fiscal Year of Tenant.
11.3    Lease Guaranty. If Emeritus Corporation should assign this Lease to any Affiliate, the performance of Tenant’s obligations under this Lease shall be guaranteed by the Guarantor pursuant to a Lease Guaranty in form and substance acceptable to Landlord.
ARTICLE 12 – LIENS
12.1    No Liens on Property. Subject to the provisions of Article 13 relating to permitted contests, Tenant shall not directly or indirectly create or allow to remain and shall promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any portion of the Property caused by Tenant or its Agents or on Tenant’s Accounts or any attachment, levy, claim or encumbrance in respect of Rent, not including, however, (a) this Lease, (b) Permitted Encumbrances, if any, (c) liens for those taxes of Landlord which Tenant is not then currently required to pay hereunder, (d) subleases, if any, permitted by Article 21, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as the same are not yet payable or are payable without the addition of any fine or penalty or are in the process of being contested as permitted by Article 13, (f) liens in favor of Landlord, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that, notwithstanding the provisions of Article 13, at Landlord’s request, Tenant shall remove any such lien from record title to any interest in the Property (including, without limitation, Tenant’s interest under this Lease), at Tenant’s sole cost and expense, by depositing with the appropriate public authority a sum of money, or filing in such forum a bond executed as surety by a surety insurer licensed to do business in the State, in the amount and in the manner required by applicable law of the State and otherwise in a manner sufficient to effectively remove such lien from record title to the Property; provided, further (i) the payment of such sums shall not be postponed for more than seven days after the completion of the action giving rise to such lien (but in no event in excess of any period of redemption) and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor and/or (ii) any such liens are in the process of being contested as permitted by Article 13, (h) any Encumbrances which are the responsibility of Landlord pursuant to the provisions of Article 23 or which arise from the acts or omissions of Landlord and/or its officers, agents or employees and (i) leases or financing agreements with third party vendors/lessors with respect to personal property located at, and used in connection with the operation of, the Facility, including, but not limited to, telephone systems, kitchen equipment and laundry equipment, provided that the aggregate payments due thereunder shall not at any time exceed Twenty Thousand Dollars ($20,000) per year, excluding any leases or financing arrangements for vehicles to be used in connection with the Facility.
12.2    No Liens on Landlord’s Interest. In no event shall the interest of Landlord be subject to liens for improvements made by Tenant, whether under Article 10 or this Article 12. Tenant shall notify any and all contractors making any improvements, repairs or additions

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to any portion of the Property that any lien to which such contractor may be entitled pursuant to the laws of the State shall not extend to the interest of Landlord in the Property.
ARTICLE 13 – CONTESTS
Tenant, on its own or on Landlord’s behalf (or in Landlord’s name), but at Tenant’s sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article 12, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord or Tenant and from the portion of the Property subject to such contest, (b) neither such Property nor any Rent therefrom nor any part thereof nor interest therein would be subject to any risk of being sold, forfeited, attached, foreclosed, or lost as a result of such non-payment or non-compliance, (c) in the case of a Legal Requirement, Landlord would not be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of $100,000 then, in any such event, Tenant shall deliver to Landlord an Officer’s Certificate and opinion of counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable, (e) in the case of a Legal Requirement or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Property or the Rent by reason of such non-payment or noncompliance, including, without limitation, a guaranty in form and substance acceptable to Landlord and executed by a guarantor acceptable to Landlord, (f) in the case of an Insurance Requirement, the coverage required by Article 14 shall be maintained, and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Notwithstanding any express or implied provision of this Article to the contrary, the provisions of this Article shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of an Imposition) or any other sums payable by Tenant to Landlord hereunder. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify, defend and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.
ARTICLE 14 – INSURANCE
14.1    General Insurance Requirements. During the Term, Tenant shall at all times keep the Facility, and all property located in or on the Facility, including all Capital Additions, the FFF&E and the Personal Property, insured with the kinds and amounts of insurance described below. Each element of the insurance described in this Article shall be maintained with respect to the Facility and the Personal Property and operations thereon. This insurance

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shall be written by companies authorized to do insurance business in the State in which the Facility is located. All liability type policies (except professional liability and workers compensation) must name Landlord as an “additional insured.” All property, loss of rental and business interruption type policies shall name Landlord as “loss payee” to the extent of Landlord’s insurable interest therein as respects property required to be insured by Tenant. Losses shall be payable to Landlord and/or Tenant as provided in Article 15. In addition, the policies, as appropriate, shall name as an “additional insured” or “loss payee” the holder of any mortgage, deed of trust or other security agreement (“Facility Mortgagee”) securing any indebtedness or any other Encumbrance placed on the Facility in accordance with the provisions of Article 23 (“Facility Mortgage”) by way of a standard form of mortgagee’s loss payable endorsement; provided that Landlord delivers the name and address and insurance requirements of any such Facility Mortgagee to Tenant. Any loss adjustment in excess of One Hundred Fifty Thousand Dollars ($150,000.00) shall require the written consent of Landlord, Tenant and, if required by the terms of the applicable Facility Mortgage, the Facility Mortgagee. Evidence of insurance shall be deposited with Landlord and, if requested, with the Facility Mortgagee(s). The policies shall insure against the following risks:
14.1.1    Loss or damage by fire, vandalism and malicious mischief, extended coverage and other perils commonly known as “all risk or special perils”, earthquake (including earth movement), sinkhole and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined below in Section l4.2) and including a building ordinance or law coverage endorsement;
14.1.2    Loss or damage by mechanical breakdown, electrical injury and explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Landlord from time to time;
14.1.3    Flood (when the improvements comprising the Facility are located in whole or in part within a designated 100-year flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;
14.1.4    Loss of rental value in an amount not less than twelve (12) months’ Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses including payroll and Rent payable hereunder with an endorsement extending the period of indemnity by at least ninety (90) days. The Increased Period of Restoration shall include any increase due to the operation of building ordinances or laws to the extent arising from a covered loss; and
14.1.5    Bodily injury or property damage under a policy of commercial general liability insurance (including broad form property damage and broad form contractual liability) and (b) medical professional liability, with amounts not less than One Million and No/100 Dollars ($1,000,000) per occurrence and Three Million and No/100 Dollars ($3,000,000) in the annual aggregate (or such lesser amounts

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as Landlord may from time to time approve in writing, such approval not to be unreasonably withheld, delayed or conditioned). Any combination of primary or umbrella/excess insurance may be utilized to provide the total required general and professional liability insurance limits set forth in this Section 14.1.5.
14.2    Replacement Cost. The term “replacement cost” shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality. If Tenant has made improvements to the Facility, Landlord may at Tenant’s expense have the replacement cost re-determined at any time after such improvements are made, regardless of when the replacement cost was last determined.
14.3    Additional Insurance. In addition to the insurance described above, Tenant shall maintain the statutory workers’ compensation coverage as required by the Legal Requirements for all Persons employed by Tenant or any sublessee in the Facility, or, in the alternative, to the extent permitted by Legal Requirements.
14.4    Waiver of Subrogation. All insurance policies carried by either party covering the Facility and Tenant’s Personal Property including contents, fire and casualty insurance, and including all third party liability and workers compensation insurance to the extent not prohibited by law shall expressly permit waiver of rights of subrogation against the other party, its officers, directors, members, agents and employees. Each party hereby waives any claims it has against the other party, its officers, directors, members, agents and employees, to the extent such claim is covered or should be covered by the required insurance, including amounts under deductibles or self-insured retentions, even if the loss is caused by the sole negligence of such other party, its officers, directors, and members, agents or employees.
14.5    Policy Requirements. All of the policies of insurance referred to in this Article shall be written in form satisfactory to Landlord and by insurance companies with a policyholder rating of “A” and a financial rating of “X” in the most recent version of Best’s Key Rating Guide. Additionally, except as otherwise provided in this Lease, all of the insurance referred to in this Article shall be on an occurrence (rather than a claims-made) basis. If Tenant obtains and maintains the medical professional liability insurance described in Section 14.1.5 above on a “claims-made” basis, Tenant shall provide continuous liability coverage for claims arising during the Term either by obtaining an endorsement providing for an extended reporting period reasonably acceptable to Landlord in the event such policy is canceled or not renewed for any reason whatsoever, or by obtaining either (a) “tail” insurance coverage converting the policies to “occurrence” basis policies providing coverage for a period of at least two (2) years beyond the expiration of the Term, or (b) retroactive coverage back to the commencement date (which date shall be at least three (3) years prior to the expiration of the Term) for the policy in effect prior to the expiration of the Term and maintaining such coverage for a period of at least three (3) years beyond the expiration of the Term. All policies of insurance required herein shall be endorsed to be primary to all insurance available to Landlord, with Landlord’s insurance (if any) being excess, secondary and non-contributing. Tenant shall pay all of the premiums therefor, and deliver certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, shall deliver to Landlord’s

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reasonable satisfaction, evidence of renewal at least five (5) days prior to the expiration of the existing policy), and in the event of the failure of Tenant either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver certificates thereof to Landlord, at the times required and if Tenant fails to cure such default within ten (10) days after receipt of written notice from Landlord, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Landlord upon demand therefor. Each insurer shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days’ written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled or non-renewed. Each policy shall have a deductible or deductibles, if any, which are no greater than those normally maintained for similar facilities in the State of similar size, financial condition, resident mix and number. Each party shall be responsible for funding deductibles or retentions under its own insurance policies. Tenant shall be responsible for funding all claims within self-insured retention, including claims applying to Landlord as an additional insured.
14.6.    Blanket Policy. Notwithstanding anything to the contrary contained in this Article 14, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so‑called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be materially different from that which would exist under a separate policy meeting all other requirements hereof by reason of the use of the blanket policy, and provided further that the requirements of this Article 14 (including satisfaction of any Facility Mortgagee’s requirements and the approval of the Facility Mortgagee, if applicable) are otherwise satisfied, and provided further that Tenant maintains specific allocations acceptable to Landlord
14.7.    Self Insurance. Landlord agrees that Tenant shall have the right to provide any or all of the insurance contemplated by this Article 14 through a captive insurance program maintained by Tenant. Tenant shall provide to Landlord when available from time to time and not less frequently than annually a copy of the annual financial report and any actuarial studies of the Tenant’s captive insurer. Landlord agrees that all such financial information is confidential and agrees not to disclose any such information to any third parties without first obtaining Tenant’s written approval.
ARTICLE 15 – INSURANCE PROCEEDS
15.1    Handling of Insurance Proceeds. Except as otherwise provided herein, all proceeds from any policy of property damage insurance required by Article 14 of this Lease shall be paid to and held in trust by Landlord; provided, however, that if the originally named Landlord is not then the Landlord hereunder, such payments shall be paid to and held by a reputable insurance trustee having substantial experience operating in such capacity, which trustee shall be mutually acceptable to Landlord and Tenant and shall hold and disburse such funds in accordance with written instructions mutually acceptable to Landlord and Tenant;

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and provided, further, that in the event the amount of such proceeds is less than One Hundred Fifty Thousand and no/100 Dollars ($150,000) and there is no monetary Event of Default then outstanding under this Lease, such proceeds shall be released by Landlord to Tenant to be applied in the manner set forth in this Article 15. Provided that no Event of Default then exists, any such payments received by Landlord shall be made available by Landlord, or the trustee for reconstruction or repair, as the case may be, of any damage to or destruction of all or any portion of the Property to which such proceeds relate, and shall be paid out by Landlord, (or such insurance trustee) from time to time in accordance with and subject to the provisions hereof for the cost of such reconstruction or repair, subject to reasonable and customary controls to ensure funds disbursed by Landlord (or such insurance trustee) are in fact used for such purpose. Tenant acknowledges that such insurance proceeds may not be used towards satisfaction of the minimum Capital Expenditures required pursuant to Section 7.1 of this Lease. Any unused portion shall be retained by Landlord upon completion of such repair and restoration to be held in reserve by Landlord and disbursed by Landlord to Tenant for further maintenance or repair of the Property as requested by Tenant and reasonably approved by Landlord. Provided, however, any such unused insurance proceeds which remain at the time this Lease expires or is terminated shall be refunded to Tenant upon Tenant’s concurrent payment to Landlord of all amounts, if any, then due to Landlord from Tenant under other provisions of this Lease. All salvage resulting from any risk covered by insurance shall belong to Landlord.
15.2    Reconstruction in the Event of Damage or Destruction Covered by Insurance.
(a)    Subject to subsection (c) below, if during the Term the Facility is totally or substantially destroyed by a risk covered by the insurance described in Article 14 so that the Facility thereby is rendered unsuitable for its Permitted Use(s) (taking into account all relevant factors, including, but not limited to, the number of useable units and beds and the amount of square footage reasonably available for use by Tenant and the type and amount of revenue lost), Tenant shall use insurance proceeds hereunder to restore the Facility to substantially the same condition as existed immediately before the damage or destruction, and this Lease shall continue in full force and effect. The insurance proceeds shall be paid to Tenant or its designee in accordance with Section 15.1 from time to time as necessary to pay for the costs of such restoration.
(b)    If the cost of any such repair or restoration exceeds the amount of proceeds received by Landlord (or the insurance trustee described in Section 15.1) and paid over to Tenant from the insurance required under Article 14, Tenant shall contribute any and all excess amounts necessary to repair or restore the Facility.
(c)    Notwithstanding the foregoing, in the event that either (i) more than seventy five percent (75%) of the Facility (by area or value) is substantially destroyed during the final twelve (12) months of the then current Initial Term or Extended Term of this Lease as a result of a fully insured (subject to the deductible provision of the insurance coverage) casualty (including but not limited to, the business interruption

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coverage described in Section 14.1.4 or (ii) regardless of the extent of such damage or destruction, the repair or reconstruction of the Facility is prohibited under applicable law, including, but not limited to, licensure law, zoning law and/or building code law, Tenant may elect, by giving written notice to Landlord within thirty (30) days of the date of such casualty, to terminate this Lease effective as of the date such notice of termination is given. If the Lease is so terminated, all insurance proceeds including the business interruption coverage required in Section 14.1.4 above, shall be paid to Landlord. In addition, Tenant shall pay to Landlord an amount equal to any deductible feature of the casualty insurance coverage.
15.3    Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. If during the Term the Facility is totally destroyed or materially damaged (i) from a risk not covered by insurance described in Article 14 or (ii) from a risk for which insurance coverage is voided due to any act or omission by Tenant, whether or not the Facility is thereby rendered unsuitable for its Permitted Use(s), Tenant shall restore the Facility to substantially the same condition as existed immediately prior to such damage or destruction, this Lease shall continue in full force and effect, and Tenant shall continue to pay Rent, in the manner and at the times herein specified, including the full amounts of Base Rent and Additional Charges. Notwithstanding the foregoing, in the event that either (i) more than seventy five percent (75%) of the Facility (by area or value) is substantially destroyed during the final twelve (12) months of the then current Initial Term or Extended Term of this Lease as a result of a fully insured (subject to the deductible provision of the insurance coverage) casualty (including but not limited to, the business interruption coverage described in Section 14.1.4 or (ii) regardless of the extent of such damage or destruction, the repair or reconstruction of the Facility is prohibited under applicable law, including, but not limited to, licensure law, zoning law and/or building code law, Tenant may elect, by giving written notice to Landlord within thirty (30) days of the date of such casualty, to terminate this Lease effective as of the date such notice of termination is given and payment is made by Tenant to Landlord in an amount equal to the Fair Market Value of the Facility.
15.4    Restoration of Capital Additions Paid by Tenant. All insurance proceeds payable solely by reason of any loss of or damage to any Capital Additions fully paid for by Tenant in their entirety shall be paid to Tenant and Tenant shall hold such insurance in trust to pay the cost of repairing or replacing damaged Capital Additions fully paid for by Tenant in their entirety; provided, however, that if the damaged Capital Additions fully paid for by Tenant in their entirety are deemed by Tenant to no longer be useful to Tenant’s operations, Tenant shall not be obligated to repair or replace them.
15.5    No Abatement of Rent. Except as expressly otherwise provided in Section 6.2, in the event of any damage or destruction of the Property, this Lease shall remain in full force and effect and Tenant’s obligation to make rental payments and to pay all other charges required by this Lease shall not be abated by reason of any damage or destruction to the Property or the subsequent loss of Landlord’s entitlement to the Property.

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15.6    Waiver. Tenant hereby waives any rights at law or in equity and any statutory rights of termination which may arise by reason of any damage or destruction of the Property which Landlord is obligated to restore or may restore under any of the provisions of this Lease.
ARTICLE 16 – CONDEMNATION
16.1    Definitions.
(a)    “Condemnation” means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, the purpose and intent of which is to effect a Taking, or (b) a voluntary sale or transfer by Landlord with Tenant’s consent (provided that such consent shall be required only if no Event of Default has occurred and is continuing at such time) to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.
(b)    “Date of Taking” means the first date the Condemnor has the right to immediate possession of the property being condemned.
(c)    “Award” means all compensation, sums and any other value awarded, paid or received on a total or partial condemnation of any portion of the Property and shall specifically exclude any separate award made to Tenant as allowed in Section 16.4 below.
(d)    “Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.
16.2    Parties’ Rights and Obligations. If during the Term there is any Taking of all or any part of the Property or of any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article.
16.3    Total Taking. If title to the fee of the whole of the Facility shall be the subject of any Condemnation by any Condemnor, this Lease shall cease and terminate as of the Date of Taking. If title to the fee of less than the whole of the Facility shall be so taken or condemned, which nevertheless renders the Facility unsuitable for its Permitted Use(s) (taking into account all relevant factors, including, but not limited to, the number of useable units and beds, the amount of square footage reasonably available for use by Tenant, and the type and amount of revenue lost), Tenant and Landlord each shall have the option by Notice to the other, to terminate this Lease as of the Date of Taking. In either of such events, all Rent paid or payable by Tenant hereunder shall be apportioned as of the date the Lease shall have been so terminated.
16.4    Allocation of Award. In the event of a Taking as described in Section 16.3, Landlord and Tenant shall cooperate with each other in order to maximize the amount of the Award. Tenant shall have the right to seek damages or a separate condemnation award for Tenant’s loss of any Capital Additions paid for by Tenant, loss of business and relocation expenses

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and any such award shall be the sole property of Tenant. Subject to the rights of any Facility Mortgagee, the Award shall be allocated entirely to Landlord.
16.5    Partial Taking. If title to the fee of less than the whole of the Facility shall be the subject of a Taking or Condemnation, and the Facility is still suitable for its then existing use, or if Tenant or Landlord shall be entitled, but shall not elect, to terminate this Lease with respect to the Facility as provided in Section 16.3 hereof, Tenant at its own cost and expense shall with all reasonable diligence restore the untaken portion of the Facility so that the Facility shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as existing immediately prior to such Condemnation or Taking and the Base Rent shall be abated in the manner set forth in Section 6.2. Landlord and Tenant shall cooperate with each other to maximize the amount of any Award. Landlord shall contribute the entire amount of the Award to the cost of restoration. The proceeds of any Award shall be held and distributed in the same manner as provided by Section 15.1 for insurance proceeds. Any remaining balance of such proceeds after such restoration is completed shall be retained by or paid to Landlord.
16.6    Temporary Taking. If the whole or any part of any portion of the Property or of Tenant’s interest under this Lease shall be the subject of a Taking or Condemnation by any Condemnor for its temporary use or occupancy, this Lease shall not terminate, and Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of Rent. Except to the extent Tenant may be prevented from so doing pursuant to the terms of any order for the benefit of the Condemnor, Tenant shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Tenant to be performed and observed as though such Taking or Condemnation had not occurred. Upon any such Taking or Condemnation described in this Section, the entire amount of any such Award made for such Taking or Condemnation allocable to the Term of this Lease, whether paid by way of damages, Rent or otherwise, shall be paid to Tenant. If any part of such Award is allocable for a period beyond the term of this Lease, that part shall be paid to Landlord. Tenant covenants that upon the termination of any such period of temporary use or occupancy as set forth in this Section, Tenant will, at its sole cost and expense (subject to any contribution by Landlord as set forth in Section 16.5), restore the Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Taking or Condemnation, unless such period of temporary use or occupancy shall extend beyond the expiration of the Term, in which case Tenant shall not be required to make such restoration but shall pay to Landlord from the Award received by Tenant and not applied by Tenant to satisfy its Rent obligations during the period of such Taking, to the costs of such restoration work.
ARTICLE 17 – DEFAULTS AND REMEDIES
17.1    Events of Default. Any one or more of the following events shall be deemed an “Event of Default” hereunder:
(a)    Tenant shall fail to pay Rent payable by Tenant under this Lease as and when the same becomes due and payable or within ten (10) days thereafter;

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(b)    Tenant shall fail to observe or perform any other material term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of thirty (30) days after Notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof;
(c)    Any representation or warranty made by the Tenant in connection with this Lease, or in any report, certificate, financial statement or other instrument furnished in connection herewith or therewith, from time to time, whether under Article 22 of this Lease or otherwise, shall prove to be false or misleading in any material respect and the same is not corrected within thirty (30) days after notice thereof from Landlord;
(e)    Tenant shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency law, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof;
(f)    Tenant shall, on a petition in bankruptcy filed against it, be adjudicated bankrupt or have an order for relief thereunder entered against it or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof;
(g)    Tenant shall be liquidated or dissolved (except for an involuntary dissolution due to a failure to file an annual report with the Secretary of State or other applicable officer or department of the State so long as such failure is cured within 30 days of any notice thereof to Tenant, whether from the State or otherwise), or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Tenant into, or a sale of substantially all of Tenant’s assets to, another corporation;
(h)    the estate or interest of Tenant in the Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of sixty (60) days after commencement thereof or thirty (30) days after Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 13 hereof);

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(i)    except as a result of damage, destruction or a partial, temporary or complete Condemnation and except as otherwise permitted by Section 8.3, Tenant voluntarily ceases operations on the Property;
(j)    Tenant, an Affiliate of Tenant, or any Lease Guarantor shall fail to pay when due or within any applicable grace period any amount due to Landlord on any indebtedness, guaranty, endorsement, indemnity agreement, lease or other obligation now or hereafter entered into, whether contingent or otherwise, (each, a “debt”) or on any security (as “security” is defined for purposes of the federal securities laws), or any event shall occur or any condition shall exist with respect to any debt or security of Tenant in favor of Landlord, the effect of which is to cause any or all of such debt or security to become due prior to its stated maturity or its regularly scheduled dates of payment.
No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (b) above during, any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Tenant immediately shall remedy such default.
17.2    Damages.
(a)    Upon the occurrence and during the continuance of any Event of Default, Landlord shall have the right (i) to terminate this Lease and Tenant’s right to possession of the Facility by any lawful means, upon ten (10) days’ Notice of such termination (during which time Tenant shall have the opportunity to cure any such Event of Default) in which case, if Tenant shall fail to cure all Events of Default within the foregoing ten (10) day period, this Lease shall terminate and all of Tenant’s rights hereunder shall cease and Tenant shall immediately surrender possession of the Property to Landlord and, in such event, Landlord shall be entitled to recover from Tenant all damages incurred by reason of such Event of Default determined in the manner set forth in this Section 17.2, (ii) to terminate Tenant’s right to possession of the Facility without thereby terminating this Lease and/or relet the same for Tenant’s account, and (iii) to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the damages provided for in this Section 17.2. Neither the termination of this Lease or of Tenant’s right to possession of the Facility pursuant to this Section 17.2, the repossession of the Facility, the failure of Landlord, notwithstanding reasonable good faith efforts, to relet the same, nor the reletting of all or any portion of the Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting until Landlord has collected from Tenant the damages due hereunder.
(b)    Upon any such termination of this Lease or of Tenant’s right of possession of the Property, Tenant shall, forthwith pay to Landlord the full amount of Landlord’s damages suffered by reason of such Event of Default in an amount equal to the sum of:

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(i)    the worth at the time of the award of the unpaid Rent due and payable to and including the date of such termination, repossession or reletting;
(ii)    the worth at the time of the award, of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that could have been reasonably avoided;
(iii)    the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that could be reasonably avoided; and
(iv)    any other amount reasonably necessary to compensate Landlord for the reasonable costs incurred in regaining possession and reletting the Property, including, but not limited to, brokerage fees and commissions, construction costs, rent concessions, and all legal costs and expenses.
(c)    The “worth at the time of the award” of the amounts referred to in subparagraphs (b)(i) and (b)(ii) above shall be computed by allowing interest at the Overdue Rate. The “worth at the time of award” of the amount referred to in subparagraph (b)(iii) above shall be computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award plus 1%.
17.3    Intentionally Deleted.
17.4    Application of Funds. Any payments normally made to Tenant hereunder which are made to and received by Landlord under any of the provisions of this Lease during the continuance of any Event of Default shall be applied to Tenant’s obligations in the order which Landlord may determine or as may be prescribed by applicable laws.
17.5    Landlord’s Right to Cure Tenant’s Default. If an Event of Default occurs under this Lease and is not cured within the time provided under this Lease with respect to such Event of Default, Landlord, without waiving or releasing any obligation of Tenant, and without waiving any such Event of Default, may (but shall be under no obligation to) at any time thereafter cure such Event of Default for the account and at the expense of Tenant, and may, to the extent permitted by law and subject to Landlord’s compliance with applicable law, including but not limited to, applicable licensure laws and the laws governing the confidentiality of resident and employee records, enter upon any portion of the Property for such purpose and take all such action thereon as, in Landlord’s sole judgment, may be necessary or appropriate with respect thereto. No such entry by Landlord on any portion of the Property shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord until paid, shall be paid by Tenant to Landlord

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on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.
17.6    Waiver. If this Lease is terminated pursuant to the provisions of this Article, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article, and (c) the benefit of any laws now or hereafter in force exempting Tenant’s property from liability for rent or for debt.
ARTICLE 18 – CURE BY TENANT OF LANDLORD DEFAULTS
18.1    Landlord Default. Landlord shall be in default of its obligations under this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed, and such failure shall continue for a period of thirty (30) days after Notice thereof from Tenant (or such shorter time as may be necessary in order to cure or correct any condition, the presence of which substantially or materially interferes with Tenant’s conduct of its usual business for the Permitted Use(s) or to protect the health or welfare of any patient or other resident of the Property or to ensure the ongoing compliance of the Property with applicable law), unless such failure cannot be cured with due diligence within a period of thirty (30) days (or the above-described shorter time period), in which case such failure shall not be deemed to continue if Landlord, within such thirty (30) days (or the above-described shorter time period), promptly commences its attempt to cure the failure and diligently attempts to complete the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. If Landlord fails to commence such cure as provided herein, Tenant may cure such default, and so long as Tenant continues to pay Rent, Tenant shall have the right (subject to Section 6.1), as Tenant’s sole remedy (except as otherwise provided in this Section 18.1), by separate and independent action to pursue any claim it may have against Landlord for monetary damages caused by Landlord’s failure to cure such default.
18.2    Mortgagee Cure. Should Landlord fail to observe or perform any of the covenants or conditions contained in this Lease, before taking any action, Tenant shall comply with the requirements of any subordination agreement to which it may then be a party with respect to the granting of notice and an opportunity to cure to any such Landlord default. All payments made, and all acts performed by such lenders in order to cure shall be effective to prevent a forfeiture of the rights of Landlord under this Lease and a termination of this Lease as if the payments and acts were performed by Landlord instead of by the lenders.
ARTICLE 19 – HOLDING OVER
If Tenant for any reason remains in possession of any portion of the Property after the expiration of the Term or earlier termination of the Term, such possession shall be a tenancy at sufferance during which time Tenant shall pay to Landlord as rental each month one hundred fifty percent (150%) of the aggregate of (i) one-twelfth of the aggregate Base Rent for the Facility payable with respect to the last 12 calendar months of the Term just expired, (ii) all Additional Charges accruing

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during the month with respect to which such payment relates, and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Facility. During such period of month-to-month tenancy at sufferance, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent mandated by law applicable to tenancies at sufferance, to continue its occupancy and use of the Facility. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.
ARTICLE 20 – LIABILITY OF PARTIES
20.1    Indemnification by Tenant. Notwithstanding the existence of any insurance provided for in Article 14, and notwithstanding the policy limits of any such insurance, but subject to the waiver of the right of subrogation set forth in Section 14.4 hereof, Tenant shall indemnify, defend, protect, save and hold Landlord and any successor person who is the owner of the Facility or who holds the licenses to operate the Facility harmless from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon, incurred by or asserted against Landlord arising out of, connected with or incidental to the following and arising from events occurring during the Term:
(a)    any Hazardous Substance located in, on or under the Land or the Facility;
(b)    any accident, injury to or death of persons, or loss of or damage to property, occurring on or about the Facility including, without limitation, any claims of malpractice, except for any such accident, injury, death, loss or damage proximately caused by Landlord’s gross negligence or willful misconduct and not resulting from Tenant’s failure to perform and comply with the terms, covenants, conditions and provisions of this Lease;
(c)    any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Tenant or its agents of the Property, and any litigation, proceeding or claim by governmental entities or other third parties relating thereto to which Landlord is made a party;
(d)    any Impositions which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease if the same are not paid when due or within any cure period provided for herein;
(e)    any failure on the part of Tenant to perform or comply with any of the terms of this Lease when due or within any cure period provided for in this Lease;
(f)    the non-performance of any of the terms and provisions of any and all existing and future subleases of the Facility to be performed by Tenant thereunder; and
(g)    any claims by state or federal governmental agencies for repayment of claims for reimbursement of costs incurred by Tenant in providing care or services to

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residents under government supported healthcare or government supported residential programs.
Any amounts payable by Tenant under this Section shall be paid within ten (10) days after Tenant’s liability therefor is determined by litigation or otherwise. If such amounts are not timely paid, they shall bear a late charge at the Overdue Rate from the date of such determination to the date paid. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord, or may, with Landlord’s prior written consent, compromise or otherwise dispose of the same as Tenant sees fit. If Tenant shall have fully paid to Landlord any and all amount due under this Section 20.1, Tenant shall be entitled to receive any insurance proceeds relating to such indemnified matter up the amount paid by Tenant to Landlord. Nothing herein shall be construed as indemnifying Landlord against its own gross negligence or willful misconduct.
20.2    Indemnification by Landlord. Landlord shall indemnify, defend, save and hold Tenant harmless from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys, fees and expenses) imposed upon, incurred by or asserted against Tenant arising out of, connected with or incidental to the gross negligence or willful misconduct of Landlord; provided, however, that Tenant’s right to indemnification as provided herein shall be subject to the limitation set forth in Article 24.
20.3    Continuing Liability. Tenant’s and Landlord’s liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease or of Tenant’s right to possession of the Property.
ARTICLE 21 – ASSIGNMENT AND SUBLETTING; MANAGEMENT
21.1    Assignment. Landlord’s prior written consent shall be required for an assignment of any of Tenant’s right, title and interest in and to this Lease to any Person other than an Affiliate of Tenant (an “Affiliate Assignment”), it being understood and agreed that, in the case of an Affiliate Assignment notice to, but not consent of, Landlord shall be required. Tenant shall not, without Landlord’s prior written consent in each instance, allow, cause, permit or suffer, whether by operation of law or otherwise, any assignment, conveyance or transfer of, or any lien, mortgage, pledge, charge, security interest or other encumbrance (including conditional sales or other title retention agreements) upon: (x) all or any portion of the Property; or (y) any right, title, interest or estate of Tenant in this Lease. Except as specifically set forth below, Landlord may, in Landlord’s sole and absolute discretion, grant, withhold or place conditions upon such consent. If Tenant desires at any time to assign any interest in this Lease, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed assignee; (ii) the terms and provisions of the proposed assignment; and (iii) such financial information as Landlord reasonably may request concerning assignee.
If the proposed assignee has a consolidated net worth (as determined in accordance with GAAP) equal to or greater than the Consolidated Net Worth of Tenant at the time of the

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proposed assignment of this Lease or if such assignee shall in writing affirmatively assume all obligations of the Tenant under this Lease and such assignee’s assumed obligations are guaranteed by an entity having a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Tenant at the time of the proposed assignment of this Lease, Landlord shall not unreasonably withhold its consent to the proposed assignment. Tenant shall remain liable to Landlord for the payment of all Rent and the performance of all other Tenant obligations under this Lease regardless of Landlord’s consent to any proposed assignment unless Landlord in the exercise of its sole and absolute discretion agrees to release Tenant form such ongoing liability at the time of such assignment or at any time thereafter.
If Tenant so allows, causes, permits or suffers any such assignment, conveyance, transfer, lien, mortgage, pledge, charge, security interest or other encumbrance without Landlord’s prior written consent, same shall constitute an Event of Default by Tenant under this Lease.
21.2    Mergers, Business Combinations, etc. Tenant shall be permitted to merge with, or enter into, a business combination or reorganization with any other entity and the consent of Landlord shall be not required unless either (i) Tenant is not the surviving entity in any such proposed merger, business combination or reorganization and the Consolidated Net Worth of the surviving entity is anticipated to be less than the Consolidated Net Worth of Tenant immediately prior to the consummation of the proposed merger, business combination or reorganization or (ii) Tenant is the surviving entity but (A) a change in the control of Tenant occurs as a result of such merger or business combination and (B) the Consolidated Net Worth of Tenant immediately after such merger or business combination is anticipated to be less than the Consolidated Net Worth of Tenant immediately prior to the proposed merger, business combination or reorganization. In the event of a proposed merger, business combination or reorganization which requires the consent of Landlord, such consent may be withheld in the sole and absolute discretion of Landlord and, in the event Landlord is unwilling to grant such consent, Landlord shall have the option, but shall not be required, upon thirty (30) days Notice to Tenant to terminate this Lease effective as of the date of the closing of such merger or business combination. In the event of any merger, business combination or reorganization, any Lease Guarantor’s obligations and covenants under the Lease Guaranty shall in no way be affected or impaired. Notwithstanding anything to the contrary in this Section 21.2, Landlord’s consent shall be not be required in connection with, and the provisions of this Section 21.2 shall not apply to, any transfer of Tenant’s stock as a result of a public offering of Tenant’s stock which (a) constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act of 1933 and (b) results in such stock being listed on for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market immediately upon the completion of such public offering. In addition, so long as the Tenant’s stock is listed for trading on any such exchange or authorized for quotation on such market, the transfer or exchange of the Tenant’s stock over such exchange or market shall not be deemed to require the consent of Landlord even if the same results in a change in the control of Tenant but only if such

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change of control results from a tender or similar offer to acquire the outstanding and issued securities of Tenant.
21.3    Subletting. Tenant shall not, without Landlord’s prior written consent in each instance, allow, cause, permit or suffer all or any portion of the Property to be leased, subleased or licensed to, or used or occupied by, any other party or parties, other than (a) residents of the Facility, and (b) persons or entities rendering services or providing products (e.g., barber or beautician services or therapists) to such residents. Landlord may, in Landlord’s sole and absolute discretion, grant, withhold or place conditions upon such consent. If Tenant so allows, causes, permits or suffers any such lease, sublease or occupancy without Landlord’s prior written consent, same shall constitute an Event of Default by Tenant under this Lease.
21.4    Attornment. Tenant shall insert in any sublease to which Landlord may consent (without obligation for Landlord to do so) provisions satisfactory to Landlord which provide for the benefit of Landlord that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease, (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will attorn to Landlord and waive any right the sublessee may have to terminate the sublease or surrender possession under such sublease, and (c) in the event the sublessee receives a Notice from Landlord or Landlord’s assignees, if any, stating that Tenant is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice, or as such party may otherwise direct. All rentals received from the sublessee by Landlord or Landlord’s assignees, if any, as the case may be, shall be credited against the amounts owed to Landlord under this Lease.
21.5    Management by Third Persons. Tenant agrees that it will not enter into any management agreement (or similar arrangement) under which the right to manage the operations of the Facility is granted to a third party. Tenant may enter into a management agreement with an Affiliate of Tenant if Landlord gives its written approval thereto and provided that:
(i)    the management agreement is in writing and a complete copy thereof is delivered to Landlord prior to its effective date;
(ii)    the management agreement provides for total compensation to the manager not to exceed 5% of the gross revenues of the Facility; and
(iii)    the Manager shall have entered into an agreement with Landlord acknowledging that the management agreement and such manager’s rights to payment of fees thereunder is subordinate to this Lease and to the rights and interests of Landlord in the Facility under management.
ARTICLE 22 – INFORMATION FROM TENANT

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22.1    Estoppel Certificates.
(a)    Tenant Certificates. At any time and from time to time, upon not less than twenty (20) days Notice by Landlord which notice shall make specific reference to this Section 22.1, Tenant shall furnish to Landlord or to Landlord’s lenders and to any persons intending to purchase the Facility or to lease the Facility at the termination or expiration of this Lease an estoppel certificate (which shall be an Officer’s Certificate) certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the date to which the Rent has been paid; whether, to Tenant’s actual knowledge and belief, there exists any Event of Default or any situation which, with the giving of notice, passage of time, or both, would constitute an Event of Default hereunder, whether Tenant contends that Landlord is in default hereunder, and if Tenant so contends, the basis for such contention, the date upon which the Term terminates and such other information (which can be provided within twenty (20) days) as Landlord reasonably may request including, but not limited to, matters relating to operations of the Facility. The failure by Tenant to deliver such estoppel certificate to Landlord within twenty (20) days of Landlord’s request therefor shall be conclusively deemed to be Tenant’s certification (i) that this Lease is in full force and effect, without modification except as represented by Landlord; (ii) that there are no uncured defaults in Landlord’s performance hereunder, (iii) that not more than one month’s Rent has been paid in advance; and (iv) that all reports previously given to Landlord are true and correct. Any such certificate furnished pursuant to this Section 22.1 shall be addressed to Landlord and to any prospective purchaser or tenant of the Property and/or any Facility Mortgagee, as Landlord may request, and may be relied upon by the parties to whom such certificate is addressed.
(b)    Landlord Certificates. At any time and from time to time, upon not less than twenty (20) days Notice by Tenant, Landlord shall furnish to Tenant an estoppel certificate (which shall be an Officer’s Certificate) certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Base Rent has been paid, and whether to Landlord’s actual knowledge and belief there exists any Event of Default or any situation which with the giving of notice, passage of time, or both, would constitute an Event of Default hereunder, and if Landlord so contends, the basis for such contention, the date upon which the Term terminates, and such other information (which can be provided within twenty (20) days) as Tenant reasonably may request. In the event Landlord should fail to provide an estoppel certificate within the time allowed after the Tenant’s request therefore duly made, such failure to respond shall be deemed to constitute Landlord’s certification that (i) this Lease is in full force and effect, without modification except as represented by Tenant in its request to Landlord, (ii) that there are no uncured defaults in Tenant’s performance and (iii) that not more than one month’s rent has been paid in advance. Any such certificate furnished pursuant to this Section 22.1(b) may be relied upon by Tenant and any assignee (so long as such assignee is approved and consented to

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by Landlord in accordance with Article 21) or lender of Tenant to whom such certificate is addressed.
22.2    Financial Information. Tenant shall furnish within the time periods specified with respect thereto, the following statements to Landlord:
(a)    Annual Financials/Tenant. As soon as available and in any event within one hundred five (105) days after the end of each Fiscal Year of Tenant, a copy of the annual audit report for such Fiscal Year of Tenant, including therein the balance sheets of Tenant as of the end of such Fiscal Year and statements of earnings and statements of cash flow of Tenant for such Fiscal Year, in each case certified in a manner acceptable to Landlord by independent certified public accountants of recognized standing in the state of Washington or any State selected by Tenant and reasonably acceptable to Landlord;
(b)    Quarterly Financials/Tenant. As soon as available and in any event within forty-five (45) days of the end of each of the first three calendar quarters of each Fiscal Year of Tenant and within one hundred five (105) days of the end of the last quarter of each Fiscal Year, balance sheet of Tenant as of the end of such quarter and statements of earnings and statements of cash flow of Tenant for such quarter and for the Fiscal Year to date setting forth in comparative form and details the figures for the corresponding period of the previous Fiscal Year, certified by an officer of Tenant, and a Certificate of Compliance in the form attached hereto as Exhibit J and incorporated herein by this referenced signed by an officer of Tenant (the “Quarterly Compliance Certificate”);
(c)    Monthly Facility Information. As soon as available after the end of each month but in any event no later than thirty (30) days after the end of the preceding month, (i) an itemized balance sheet and operating statement for the Facility operations by month and year to date showing all revenues and operating costs of the Facility, (ii) a schedule in form reasonably satisfactory to the Landlord but excluding such information as Tenant reasonably determines is required to be deleted in order for Tenant and Landlord to comply with their obligations under Section 22.4 of this Lease, setting forth by unit number the name, charges and source of payment of or for each resident and showing whether any amounts are past due from the resident and (iii) a monthly occupancy summary showing percentage occupancy and pay source;
(d)    Capital Expenditure Compliance Certificate. Within one hundred five (105) days after the end of each Fiscal Year, a certificate of compliance certified by an officer of Tenant stating: (i) the amount of Capital Expenditures made at the Facility during the prior year, (ii) whether the Targeted Expenditure Amount was met for the prior year (taking into account any Overage Amount), and (iii) if the Targeted Expenditure Amount has not been met (after taking into account any Overage Amount), stating the amount to be deposited into the Cap Ex Account. Within thirty (30) days after a request from Landlord, Tenant shall provide to Landlord copies of

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invoices or other supporting documentation for the Capital Expenditures reflected in each such annual certificate of compliance.
(e)    Event of Default Notices. Promptly after Tenant obtains actual knowledge thereof, notice of the occurrence of any Event of Default, or event which, after notice or lapse of time (or both), would constitute an Event of Default, together with a statement of an officer of Tenant setting forth details of such Event of Default or event and the action that Tenant has taken and proposes to take with respect thereto;
(f)    Notice to Authorities. Concurrently with any material notice from Tenant to any Authority, copies of such notice;
(g)    Notice of Violation. Promptly upon Tenant’s receipt of any material notice from, or the taking of any other material action by, any Authority with respect to a claimed violation of a Requirement involving the imposition of a civil monetary penalty, the threat of loss of licensure or Medicare/Medicaid certification, a ban on admission at the Facility or similar remedial action or a finding that the Facility has violated applicable laws related to financial or resident fraud or abuse, a reasonably detailed statement by Tenant specifying the notice given or other action taken by such Authority, the nature of the claimed violation and what action Tenant is taking or proposes to take with respect thereto;
(h)    Malpractice Matters. Promptly upon Tenant’s receipt, written notice of the filing of any medical malpractice action against Tenant with respect to the Facility seeking damages in excess of $200,000.00;
(i)    Guarantors’ Reports. A current Financial Statement of Guarantor as required by any Guaranty Agreement.
(j)    Insurance Certificate. During any period when the insurance required by Article XIV is being provided by Tenant through a captive insurance company as permitted by Section 14.7, Tenant shall provide to Landlord concurrently with the delivery of the financial report required by Section 14.7, the certificate attached hereto as Exhibit K.
(k)    Other Information. Such other information about Tenant and its operations at the Facility as Landlord or any successor owner of the Facility may reasonably request from time to time.
22.3    Licensing Information. Tenant shall promptly furnish to Landlord upon request complete copies of all Tenant’s cost reports, if any, and all surveys, examinations, inspections, compliance certificates and similar reports of any kind issued to Tenant by any governmental agencies or authorities having jurisdiction over the licensing of the operation of the Facility which are material to the Facility or its ownership or operation.

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22.4    Confidentiality of Protected Health Information. For purposes of this Section of this Lease, “protected health information”, or PHI, shall have the meaning defined by the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and Subparts A and E of Part 164 (the “Privacy Standards”), as promulgated by the Department of Health and Human Services (“HHS”) pursuant to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). Tenant agrees to reasonably safeguard PHI from any intentional or unintentional disclosure in violation of the Privacy Standards by implementing appropriate administrative, technical and physical safeguards to protect the privacy of PHI. Tenant further agrees to implement as required by law appropriate administrative, technical and physical safeguards to limit incidental disclosures of PHI, including disclosures to Landlord, its subcontractors and agents. The parties agree that neither the Landlord nor its contractors, subcontractors or agents shall need access to, nor shall they use or disclose, any PHI of Tenant. However, in the event PHI is disclosed by Tenant or its agents to Landlord, its contractors, subcontractors or agents, regardless as to whether the disclosure is inadvertent or otherwise, Landlord agrees to take reasonable steps to maintain, and to require its contractors, subcontractors and agents to maintain, the privacy and confidentiality of such PHI. The parties agree that the foregoing does not create, and is not intended to create, a “business associate” relationship between the parties as that term is defined by the Privacy Standards.
ARTICLE 23 – FACILITY MORTGAGES
Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Article, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement (“Encumbrance”) upon the Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance (i) shall contain the right to prepay (whether or not subject to a prepayment penalty), (ii) shall provide that it is subject to the rights of Tenant under this Lease (including Tenant’s rights to insurance proceeds and condemnation awards as provided in this Lease) and (iii) shall not increase the obligations imposed on, or reduce the rights granted to, Tenant under this Lease; provided, however, that Tenant agrees that its interest under this Lease is subordinate to any mortgage or deed of trust that may hereafter from time to time be recorded on the Property, and to any and all advances made or to be made thereunder, and to renewals, replacements and extensions thereof. Any such subordination, however, shall be subject to the condition precedent that the mortgagee under such mortgage or the beneficiary under such deed of trust enter into a written non-disturbance and attornment agreement with Tenant, in form and content reasonably satisfactory to such lender, whereunder it is agreed that in the event of a sale or foreclosure under such mortgage or deed of trust, the purchaser of the Facility (including the mortgagee or beneficiary under such mortgage or deed of trust), shall acquire or hold the Facility subject to this Lease and Tenant’s rights hereunder so long as no Event of Default exists. Tenant hereby agrees to recognize such purchaser as the landlord under this Lease and agrees to attorn to such purchaser and, if instructed to do so by such purchaser, to make rental payments directly to it. Such subordination agreement may also include an acknowledgment by Tenant that any purported cancellation of this Lease, reduction in its effective rate of rent, shortening of its term or extension of its term at a reduced effective rate of rent, shall not be binding upon any encumbrancer or any other person, firm or corporation acquiring the

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Property at any sale or other proceedings, or pursuant to the exercise of any rights, powers or remedies under any Encumbrance, without such encumbrancer’s prior written consent.
ARTICLE 24 – LIMITATION OF LANDLORD’S LIABILITY
24.1    Landlord’s Liability. Tenant specifically agrees that neither Landlord, nor any officer, shareholder, employee or agent of Landlord, shall be held to any personal liability, jointly or severally, for any obligation of, or claims against Landlord. Notwithstanding any other provisions of this Lease which may be to the contrary, Tenant agrees to look solely to Landlord’s equity interest in the Property for recovery of any judgment under this Lease. The provisions of this Section shall not limit any right that Tenant might otherwise have under this Lease for specific performance or other injunctive relief against Landlord. In no event shall Landlord (original or successor) or any Affiliate of Landlord be required to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in any portion of the Property. Furthermore, except as otherwise expressly provided herein, in no event shall Landlord or any Affiliate of Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.
ARTICLE 25 – MISCELLANEOUS.
25.1    Landlord’s Right to Inspect. Landlord and its authorized representatives may, at any time and from time to time, upon reasonable notice to Tenant, inspect the Facility during usual business hours subject to any security, health, safety or patient business confidentiality requirements of Tenant or any governmental agency, or created by any Insurance Requirement or Legal Requirement relating to the Facility.
25.2    No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy provided hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by applicable law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.
25.3    Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy. The exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies. The provisions of this Section are subject in all respects to the provisions of Article 24.
25.4    Acceptance of Surrender. No surrender to Landlord of this Lease or of all or any portion of or interest in the Facility shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord,

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other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender by Tenant.
25.5    No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby if the same person, firm, corporation or other entity acquires, owns or holds, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and the fee estate in the Property.
25.6    Conveyance by Landlord. If Landlord or any successor owner of the Property conveys the Property in accordance with the terms hereof (other than as security for a debt), and the grantee or transferee of the Property expressly assumes all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, thereupon shall be released from all liabilities and obligations of Landlord under this Lease arising after such conveyance or transfer.
25.7    Quiet Enjoyment. So long as Tenant pays all Rent as the same becomes due and fully complies with all of the terms of this Lease and fully performs its obligations hereunder when due or within any cure period provided for herein, Tenant shall peaceably and quietly have, hold and enjoy the Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to the Permitted Encumbrances and/or any liens and encumbrances of record hereafter consented to by Tenant. Except as otherwise provided in this Lease, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail or refuse to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action, to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Section.
25.8    Notices. All notices, demands, requests, consents, approvals and other communications (“Notice” or “Notices”) hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or received by telegraphic or other electronic means (including e-mail, telecopy and telex) or, if mailed, five days after being deposited in the United States mail, certified or registered mail, postage prepaid, or if sent via Federal Express or similar courier service via overnight delivery, the next business day following receipt, addressed to the respective parties as follows (or to such other address as a party may hereafter designate):

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If to Tenant:        Emeritus Corporation
3131 Elliott Avenue
Suite 500
Seattle, WA 98121-1031
Attn: Eric Mendelsohn, Senior Vice President Corporate Development
Telecopy No.: 206-357-7388
Email: emendelsohn@emeritus.com

and a copy to:        The Nathanson Group PLLC
One Union Square
600 University Street, Suite 2000
Seattle, WA 98101
Attn: Randi S. Nathanson
Telecopy No.: 206-299-9335
Email: randi@nathansongroup.com

If to Landlord:        National Health Investors, Inc.
222 Robert Rose Drive
Murfreesboro, TN 37129
Attention: Kristin S. Gaines
Telecopy No.: 615-225-3030
Email: kgaines@nhireit.com

and a copy to:        Hanson Bridgett LLP
425 Market Street, 26th Floor
San Francisco, CA 94105
Attention: David C. Longinotti
Telecopy No.: 415-541-9366
Email: dlonginotti@hansonbridgett.com

25.9    Survival of Terms; Applicable Law. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable for any reason whatsoever, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charge or any interest rate provided for in any provision of this Lease based upon a rate in excess of the maximum rate permitted by applicable law, such charges shall be fixed at the maximum permissible rate. Subject to any limitations on assignment contained in this Lease, all the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The Recitals to this Lease are incorporated herein by this reference. This Lease shall be governed by and construed in

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accordance with the laws of the State of Tennessee or the State (but not including the State’s conflicts of laws rules).
25.10    Exculpation of Officers and Agents. This Lease is made on behalf of Landlord and Tenant by an officer of each, not individually, but solely in his capacity in such office as authorized by the managers or directors of each, pursuant to their respective bylaws. The obligations of this Lease are not binding upon, nor shall resort be had to the private property of, any of the managers, directors, shareholders, officers, members, employees or agents of Landlord or Tenant.
25.11    Licenses Following Termination; Tenant’s Cooperation.
(a)    To the extent not then prohibited by applicable Legal Requirements, unless otherwise directed by Landlord, upon the expiration or termination of the Term, Tenant shall use reasonable good faith efforts to (i) transfer to Landlord or Landlord’s nominee (or to cooperate with Landlord or Landlord’s nominee in connection with the processing by Landlord or Landlord’s nominee of any applications for) all Licenses then in effect which relate to the operation of the Facility and/or cooperate with Landlord or its nominee in their efforts to secure licenses for which Landlord or its nominee wishes to apply and which may be required by Landlord or Landlord’s nominee relating to the ownership and operation of the Facility (provided, however, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord’s nominee), and (ii) file all final cost reports, if any, relating to Tenant’s operation of the Facility.
(b)    Tenant acknowledges and agrees that to the extent and only to the extent permitted by law, title to (i) any zoning or building approvals, or other governmental approvals (the “Approvals”) which, by their nature, pertain to the Facility, its ownership and its use and occupancy and (ii) all licenses and permits which, by their nature, pertain specifically to the Facility, its ownership and its use and occupancy shall, in every respect, be and remain with the Facility or Landlord, as the case may be, and are not and shall not be the property of Tenant. Tenant shall take no action and shall have no right, power or authority to encumber same except in favor of Landlord and then only to the extent permitted by applicable law or to sell, assign or transfer same to any third person other than Landlord or its nominee in accordance with the provisions of Section 25.11(a), either during the Term or upon any termination of this Lease, or to use, in any manner which would impair or adversely affect the use of such Approvals with respect to the Facility, such Approvals at any other location.
(c)    Upon the expiration or earlier termination of the Term ,Tenant shall execute in favor of the Landlord the Assignment of Resident Agreements, to the extent and only to the extent permitted by law, and the Assignment of Contracts and Operating Leases. In addition, Tenant shall cooperate with Landlord in order to ensure a smooth transfer without interruption of the operation of the Facility from Tenant to Landlord or Landlord’s nominee. Such cooperation shall include, without limitation, turning

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over (i) all Records and other information with respect to residents and patients of the Facility which are in the possession of Tenant or any Affiliate of Tenant (subject to applicable Legal Requirements governing confidentiality of patient records, Tenant agreeing, however, that Tenant’s cooperation under this subparagraph (c) shall include cooperation in facilitating requests to the residents and patients of the Facility to consent to the transfer of such patient records), and (ii) a cash amount equal to all prepaid income, rents, and revenues of any kind with respect to the Facility, including, but not limited to, security deposits, rents and other sums paid by residents covering any period from and after the date of such expiration or termination, but reduced to the extent and amount any such prepaid items must be, and are, refunded to the payor(s) by Tenant.
(d)    Upon the expiration or earlier termination of the Term,) Landlord or its nominee shall, upon request, enter into an Operations Transfer Agreement with Tenant in form and substance substantially the same at the OTA executed by the parties at the commencement of the Term of the Lease.
25.12 Memorandum of Lease. Landlord and Tenant shall, concurrently with the execution of this Lease, enter into a short form memorandum of this Lease for the Facility in form suitable for recording under the laws of the State. Tenant shall be responsible for all costs and expenses of recording such memorandum of this Lease.
25.13 Entire Agreement; Modifications. This Lease contains the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes any and all other prior oral or written agreements, communications, covenants, representations or warranties between the parties regarding the subject matter hereof. No provision of this Lease may be waived, amended, supplemented or otherwise modified except by an agreement in writing signed by the parties hereto or their respective successors in interest.
25.14 Attorneys’ Fees. During the Term each party shall pay all reasonable legal fees and other out-of-pocket costs of the other incurred in connection with any event which would after due notice and the passage of time would constitute an Event of Default if not cured; and in the event either party brings an action to enforce any of the terms hereof or in connection herewith, the prevailing party in such action shall be entitled to and the losing party agrees to pay the reasonable attorneys’ fees and expenses, including attorneys’ fees and expenses of appellate proceedings, of the prevailing party. Tenant shall be responsible for Landlord’s reasonable attorneys’ fees and expenses in connection with the administration and enforcement of this Lease, including without limitation, any renewals or extensions of this Lease, and the review of any documents related to Landlord consents. Tenant shall be responsible for Landlord’s reasonable attorneys’ fees and expenses in the event Tenant requests that Landlord amend the Lease, grant an easement over the Property or execute and deliver an estoppel certificate.
25.15     Time is of the Essence. Time is hereby expressly made of the essence with respect to each and every term and provision of this Lease, including, but in no way limiting the generality of the foregoing, with respect to each and every time constraint and deadline

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imposed by the terms of this Lease. The parties intend that they be strictly bound by the provisions concerning the timing performance of their respective obligations contained in this Lease. Further, if any attempt is made by either party to perform an obligation required by it to be performed or comply with a provision of this Lease required by it to be complied with, in any manner, other than in strict compliance with the time constraints applicable thereto, even if such purported attempt is but one day late, then such purported attempt at performance or compliance shall be deemed (i) a violation of this “Time is of the Essence” clause, (ii) in contravention of the intent of the parties thereto and (iii) null and void and of no force and effect.
25.16     Intentionally Deleted.

25.17     Submission to Jurisdiction. Landlord and Tenant each hereby irrevocably:
(i)    submits, in any legal proceeding related to this Lease, to the non-exclusive in personam jurisdiction of Ohio, Tennessee or any United States court of competent jurisdiction sitting in any State and agree to suit being brought in any such court;
(ii)    waives any objection that it may now or hereafter have to the venue of such proceeding in any such court located in any county in which the Facility is located, or Davidson County, Tennessee or Rutherford County, Tennessee or that such proceeding was brought in any inconvenient court; and
(iii)    agrees that nothing herein shall affect the right of either party to bring any legal proceedings (including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against the other party in any other court or jurisdiction in accordance with applicable law.
25.18     Waiver of Jury Trial. EACH OF LANDLORD AND TENANT HEREBY SEVERALLY, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN CONNECTION WITH, OR IN ANY WAY RELATED TO, DIRECTLY OR INDIRECTLY, THIS LEASE, AND/OR ANY RELATIONSHIP, COURSE OF CONDUCT OR DEALINGS OR NEGOTIATIONS PERTAINING TO ANY OF THE FOREGOING. EACH OF LANDLORD AND TENANT SEVERALLY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LANDLORD AND TENANT TO ENTER INTO THIS LEASE, AND THAT EACH OF LANDLORD AND TENANT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL, SELECTED BY SUCH PARTY’S OWN FREE WILL, AND HAS HAD AN OPPORTUNITY TO CONSULT WITH SUCH INDEPENDENT LEGAL COUNSEL CONCERNING THE LEGAL EFFECT OF THIS WAIVER.
25.19 Tax Identification Number. Tenant’s federal EIN is 91-1605464.

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25.20    Use of Counterparts. This Lease may be executed in two or more counterparts and each counterpart shall be deemed to be an original. Facsimile or e-mailed signatures shall be sufficient to evidence any party’s agreement to this Lease and to bind such party hereto.
25.21    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event on which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the 5:00 PM Pacific Time on the next day which is not a Saturday, Sunday or a legal holiday.
ARTICLE 26 – NON COMPETITION PROVISIONS.
Tenant covenants and agrees that, at all times during the term of this Lease neither Tenant nor any Affiliate of Tenant, will directly or indirectly: (i) lease or manage a health care facility (as hereinafter defined) that is within a seven (7) mile radius of the Facility and that is less than three (3) years old at the time of entering into such lease or management agreement or (ii) develop or construct for the account of Tenant or any Affiliate of Tenant a health care facility within a seven (7) mile radius of the Facility. For purposes of this Article 26 a “health care facility” shall be any facility that competes or would reasonably be expected to compete with the Facility. In addition for a period of one year after expiration of the Term, neither Tenant nor any Affiliate of Tenant will commence construction of any facility within the protected radius stated above, which newly developed facility would compete or be reasonably expected to compete with the Facility. The provisions of this Article 26 shall survive the expiration or termination of this Lease. Tenant understands and acknowledges that the violation of this covenant not to compete by Tenant, or any Affiliate of Tenant, would cause irreparable harm to Landlord and Landlord would be entitled to seek an injunction from any court of competent jurisdiction enjoining and restraining Tenant, or any Affiliate of Tenant, from any act prohibited by this Article 26. Tenant and Landlord recognize and acknowledge that the area and time limitations contained in this Article 26 are reasonable. In addition, Tenant and Landlord recognize and acknowledge that the area and time limitations are properly required for the protection of the business interests of Landlord due to the status and reputation of Tenant in the industry. The parties agree that nothing in this Article 26 shall be construed as prohibiting Landlord from pursuing any other remedies available to it for any breach or threatened breach of this covenant not to compete, including the recovery of damages from Tenant or any other person or entity acting in concert with Tenant. Tenant agrees that, in the event that Tenant, or any subsidiary thereof, breaches this covenant not to compete, Tenant will pay reasonable attorney's fees and expenses incurred by Landlord in enforcing this covenant not to compete.
It is further agreed that if at any time it shall be determined that this covenant not to compete is unreasonable as to time or area, or both, by any court of competent jurisdiction, Landlord shall be entitled to enforce this covenant for such period of time and within such area as such court may determine to be reasonable.
Notwithstanding the foregoing, this Article 26 shall not prohibit Tenant from owning, leasing, operating or managing any competing healthcare facility which has been acquired by Tenant or any Affiliate of Tenant, whether by acquisition, lease or management agreement, as part of a transaction

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or series of related transactions including six (6) or more facilities, any of which is located within the areas protected by this Article 26.
ARTICLE 27 – CONDITIONS PRECEDENT.
Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that the continued effectiveness of this Lease and Landlord’s and Tenant’s obligations hereunder are expressly conditioned upon the satisfaction or waiver in writing on or before the Commencement Date, or such later date as may be agreed upon by Landlord and Tenant of the following:
(a)    It shall be a condition to Tenant’s obligations hereunder that any existing lease and/or management agreement in effect with respect to the Facility shall have been terminated and, upon request, Landlord shall have provided Tenant with evidence thereof.
(b)    It shall be a condition to Tenant’s obligations hereunder that the Prior Operator and/or the Prior Manager shall have entered into the OTA or other documentation deemed by Tenant to be reasonably acceptable with respect to the transfer of operational and financial responsibility for the Facility from the Prior Operator and/or Prior Manager to Tenant.
(c)    It shall be a condition to Tenant’s obligations hereunder that Tenant shall be satisfied in its sole and absolute discretion with the results of its due diligence investigation with respect to the physical, financial and operational condition of the Facility, which due diligence investigations shall have been completed on or before June 26, 2013.
(d)    It shall be a condition to Tenant’s obligations hereunder that it has secured the approval of its Board of Directors to the transaction contemplated herein (prior to the expiration of the Due Diligence Period).
(e)    It shall be a condition to Tenant’s obligations hereunder with respect to the Facility that Tenant shall have received the Licenses required by the State for Tenant to operate the Facility for its Permitted Use.
(f)    It shall be a condition to Landlord’s obligations hereunder that Landlord has acquired title to the Property.
In order to terminate this Lease based upon Tenant’s dissatisfaction with Tenant’s inspections of the Facility, Tenant must provide written notice of termination to Landlord not later than 5:00 p.m. Central Standard Time on June 26, 2013. If such notice of termination is not timely given, Tenant shall be deemed to have satisfied conditions (c) and (d) of this Section 27.
[Remainder of this page is blank]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease to become effective as of July 1, 2013.

TENANT:

EMERITUS CORPORATION, a Washington corporation

By: /s/ Eric Mendelsohn
Eric Mendelsohn, Senior Vice President
Corporate Development
STATE OF WASHINGTON        :
: ss
COUNTY OF    KING            :

I certify that I know or have satisfactory evidence that Eric Mendelsohn is the person who before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Senior Vice President Corporate Development of Emeritus Corporation, a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: June 25, 2013

[SEAL]

/s/Sarah E. Eisenhauer
Notary Public for the State of Washington
Name: Sarah E. Eisenhauer
My Commission Expires:     10-19-15

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LANDLORD:

NHI-REIT OF OHIO, LLC, a Delaware limited liability company

By: /s/ Justin Hutchens
J. Justin Hutchens
President
Title:

STATE OF TENNESSEE    )
)
COUNTY OF RUTHERFORD    )
Before me, Kimberly V. Ouimet, a Notary Public of said County and State, personally appeared J. Justin Hutchens, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of NHI-REIT of Ohio, LLC , a Delaware limited liability company, , the within named bargainor, and that he as such President of the corporation, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation, and on its behalf, by himself as President of the corporation.
Witness my hand and seal, at Office in Rutherford County, this 26th day of June, 2013.
/s/ Kimberly V. Ouimet
Notary Public
My Commission Expires: 10-20-14

[SEAL]

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SCHEDULE I

Base Rent

NHI Investment:    $15,200,000

Acquisition Costs (TBD):

Third Party Costs (TBD):

Total NHI Investment:    $TBD

X 7.5 % lease rate

Initial Base Rent:    $ TBD

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EXHIBIT A

ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND OPERATING LEASES
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND OPERATING LEASES (this “Assignment”) is made and entered into as of the ____ day of _____________________ (the “Effective Date”) by and between the undersigned tenant, a              (“Tenant”), and _________________________________________, a ___________________ (“Landlord”).
R E C I T A L S:

WHEREAS, Landlord and Tenant entered into a Lease dated             , 2013 (the “Agreement”) for the lease of certain improved real property having a legal description as set forth on Exhibit A attached hereto and incorporated herein by this reference and known generally as [        Name of Facility       ], together with certain personal property located upon and used in connection with such improved real property, all as more particularly described in the Agreement (collectively the “Project”); and,
WHEREAS, the Agreement requires that upon the termination thereof, Tenant shall deliver to Landlord this Assignment pursuant to which Tenant will convey to Landlord all of Tenant’s right, title and interest in the Contracts and Operating Leases; and
WHEREAS, the Agreement has been terminated effective as of the date first above written.
NOW, THEREFORE, in consideration of the foregoing premises, for the consideration as set forth in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do covenant and agree as follows:
1.    Defined Terms. Capitalized terms not otherwise defined in this Assignment, including without limitation these recitals and the exhibits, shall have the meanings set forth in the Agreement.
2.    Contracts and Operating Leases. Tenant hereby grants, bargains, sells, assigns, transfers and conveys unto Landlord to the extent assignable all of Tenant’s right, title and interest in and to all of the Contracts and Operating Leases set forth on Exhibit B attached hereto and incorporated herein by reference (herein the “Assigned Rights”).
3.    Cancellation and Indemnification. Tenant agrees to cancel any and all Contracts and Operating Leases except those listed in Exhibit B hereto (the “Assumed Contracts and Operating Leases”) and those listed on Exhibit C hereto (the “Master Contracts and Operating Leases”) and to indemnify and hold Landlord harmless against any claims and losses under such cancelled Contracts and Operating Leases, it being the intention of the parties that Landlord will not assume Tenant’s obligations under any Contract or Operating Lease except those listed in Exhibit B, if any. With respect to the Master Contracts and Operating Leases, Tenant shall be not be required to

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terminate the same but shall be required to remove the Project from any continuing benefits or obligations thereunder from and after the Effective Date.
4.    Assumption. Landlord accepts the assignment of all of the Assigned Rights and Landlord does hereby assume and undertake to abide by the same according to their respective terms and conditions insofar as they pertain to the Project as such obligations arise on or after the Effective Date and are not related to causes occurring prior to the Effective Date. Landlord hereby agrees to indemnify and hold Tenant harmless from any and all expenses, charges, claims and liabilities, including costs and attorneys’ fees relating to the Assigned Rights arising as a result of any action or omission of Landlord from and after the Effective Date not related to causes occurring prior to the Effective Date. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, charges, claims and liabilities, including costs and attorneys’ fees, associated with the Assigned Rights or related thereto arising as a result of any action or omission of Tenant prior to the Effective Date.
5.    Limitation. To the extent that any of the assignments or assumptions under this Agreement are now or are hereafter deemed to be in violation of the terms of any of the Operating Contracts and Operating Leases, such assignment and assumption shall be deemed to be retracted and null and void.
6.    Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.
7.    Entirety. This Assignment represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior discussions or writings with respect thereto.
IN WITNESS WHEREOF, the parties have caused this Assignment to be executed as of the Effective Date.
TENANT:                    [TENANT]

By:

Print Name:

Title:

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LANDLORD:                    [LANDLORD]

By:

Print Name:

Title:

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EXHIBIT A

Legal Description

EXHIBIT B

Contracts and Operating Leases

EXHIBIT C

Master Contracts and Operating Leases

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EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF RESIDENT AGREEMENTS
THIS ASSIGNMENT AND ASSUMPTION OF RESIDENT AGREEMENTS (this “Assignment”) is made and entered into as of the ____ day of _____________________ (the “Effective Date”) by and between the undersigned tenant, a              (“Tenant”), and _____________________________, a __________________(“Landlord”).
R E C I T A L S:

WHEREAS, Tenant and Landlord entered into a Lease dated _________________, 2013 (the “Agreement”) for the lease of certain improved real property having a legal description as set forth on Exhibit A attached hereto and incorporated herein by this reference and known generally as [      Name of Facility        ], together with certain personal property located upon and used in connection with such improved real property, all as more particularly described in the Agreement (collectively the “Project”); and,
WHEREAS, the Agreement requires that, upon the termination thereof, Tenant shall deliver to Landlord this Assignment pursuant to which Tenant will convey to Landlord all of Tenant’s right, title and interest in the Resident Agreements, including without limitation all security deposits, trust accounts and tenant applications held in connection therewith (collectively the “Resident Agreements”); and
WHEREAS, the Agreement has been terminated effective as of the date first above written.
NOW, THEREFORE, in consideration of the foregoing premises, for the consideration as set forth in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do covenant and agree as follows:
1.    Defined Terms. Capitalized terms not otherwise defined in this Assignment, including without limitation these recitals and the exhibits, shall have the meanings set forth in the Agreement.
2.    Resident Agreements. Tenant hereby grants, bargains, sells, assigns, transfers and conveys unto Landlord all of Tenant’s right, title and interest in and to all of the Resident Agreements to the extent assignable, including without limitation the Resident Agreements set forth on Exhibit B attached hereto and incorporated herein by reference. The information set forth on Exhibit C attached hereto and incorporated herein by this reference regarding each of the Resident Agreements, including without limitation information regarding security deposits, custodial and trust accounts, prepaid amounts and delinquent amounts, is true and correct as of the Effective Date.
3.    Payments Under Resident Agreements. Tenant hereby grants, bargains, sells, assigns, transfers and conveys unto Landlord all of its right, title and interest in and to (a) payments under

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the Resident Agreements, and (b) third party payments received in lieu of payments required under Resident Agreements, which payments under either (a) or (b) are for services, goods or rentals accruing from and after the Effective Date. Any payments received by Landlord for services, goods or rentals accruing prior to the Effective Date that are received by Landlord shall be promptly remitted by Landlord to Tenant. Landlord agrees to indemnify and hold Tenant harmless from any and all expenses, charges, claims and liabilities, including costs and reasonable attorneys’ fees, associated with the Assignment and Assumption or related thereto arising as a result of any action or omission of Landlord on or after the Effective Date.
4.    Assumption. Landlord accepts the assignment of all of the Resident Agreements set forth in Exhibit B, together with deposits, and amounts held in custodial and trust accounts as shown on Exhibit C, and Landlord does hereby assume and undertake to abide by the same according to their respective terms and conditions insofar as they pertain to the Project (the “Assignment and Assumption”), as such obligations arise on or after the Effective Date and are not related to causes occurring prior to the Effective Date. Landlord hereby agrees to indemnify and hold Tenant harmless from any and all expenses, charges, claims and liabilities, including costs and reasonable attorneys’ fees, associated with the Assignment and Assumption or related thereto arising as a result of any action or omission of Landlord from and after the Effective Date not related to causes occurring prior to the Effective Date. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, charges, claims and liabilities, including costs and reasonable attorneys’ fees, associated with the Assignment and Assumption or related thereto arising as a result of any action or omission of Tenant prior to the Effective Date.
5.    Limitation. To the extent that any of the assignments or assumptions under this Agreement are now or are hereafter deemed to be in violation of any applicable law or regulation, such assignment and assumption shall be deemed to be retracted and null and void.
6.    Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.
7.    Entirety. This Assignment represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior discussions or writings with respect thereto.

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed as of the Effective Date.
TENANT:                    [TENANT]

By:

Print Name:

05191N:091419:828868:7:NASHVILLE
5149360.3

Title:

LANDLORD:                    [LANDLORD]

By:

Print Name:

Title:

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5149360.3

EXHIBIT A
Legal Description

EXHIBIT B
Resident Agreements

EXHIBIT C
Information Regarding Security Deposits,
Trust Accounts, Prepaid Amounts and Delinquency Reports

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EXHIBIT C
BILL OF SALE
This BILL OF SALE (this “Bill of Sale”) is executed as of the ____ day of ____________________ by the undersigned tenant, a              (“Tenant”), to _______________________________, a _________________ (“Landlord”).
R E C I T A L S:

WHEREAS, Tenant and Landlord entered into a Lease dated             , 2013 (the “Agreement”) for the lease of certain improved real property having a legal description as set forth on Exhibit A attached hereto and incorporated herein by this reference and known generally as [       Name of Facility       ], together with certain personal property located upon and used in connection with such improved real property, all as more particularly described in the Agreement; and,
WHEREAS, the Agreement requires that upon the termination thereof, Tenant shall deliver to Landlord a Bill of Sale pursuant to which Tenant will convey to Landlord all of Tenant’s right, title and interest in the Transferred Tenant’s Personal Property, the Inventory and the Records; and
WHEREAS, the Agreement has been terminated effective as of the date first above written.
NOW, THEREFORE, in consideration of the foregoing premises, the consideration set forth in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby agrees as follows:
1.    Defined Terms. Capitalized terms not otherwise defined in this Bill of Sale, including without limitation these recitals and the exhibits, shall have the meanings set forth in the Agreement.
2.    Conveyance. Tenant hereby sells, assigns, conveys, transfers and delivers to Landlord the following described assets and property (the “Property”): (a) the Transferred Tenant’s Personal Property; (b) the Inventory; and (c) the Records, all to the extent of Tenant’s interest therein. A non-exhaustive list of the Property is set forth on Exhibit B attached hereto and incorporated herein by this reference. The sale and assignment of the Records shall be subject to all applicable rules and regulations governing confidentiality of resident and patient records.

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IN WITNESS WHEREOF, Tenant has caused this Bill of Sale to be executed as of the date first above written.
Tenant:

[TENANT]

By:

Print Name:

Title:

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EXHIBIT A
REAL PROPERTY DESCRIPTION

EXHIBIT B
PROPERTY DESCRIPTION

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EXHIBIT D

Legal Description of land parcels:

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EXHIBIT E

Permitted Encumbrances

To be determined during Due Diligence Period

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EXHIBIT F
CAPITAL IMPROVEMENT RESERVE AGREEMENT
This CAPITAL IMPROVEMENT RESERVE AGREEMENT (as it may be amended and/or restated from time to time, this “Agreement”) is executed as of the ____ day of             , 2013 by and among EMERITUS CORPORATION, a Washington corporation (the “Tenant”), and NHI-REIT OF OHIO, LLC, a Delaware limited liability company (the “Landlord”).
R E C I T A L S:
A.    Landlord is or is expected to become the owner of a 76-unit assisted living facility known as ____________________________________________ in Marysville, Ohio (the “Facility”).
B.    Landlord and Tenant have entered into a Lease dated __________________, 2013 (the “Lease”) under which the Tenant shall lease the Facility from Landlord.
C.    The Lease requires that the Tenant maintain the Facility during the term of the Lease and to that end requires that the Tenant make capital improvements to the Facility in the amount of not less than the Targeted Expenditure Amount.

D.    As a condition to the Lease, Landlord further requires that if Tenant fails to meet the Targeted Expenditure Amount as specified therein, Tenant shall pay to an escrow account held or controlled by Landlord the difference in the Targeted Expenditure Amount (after taking into account any Overage Amount) for the period in question and the amount actually spent by Tenant on Capital Expenditures for the Facility for that period (after taking into account any Overage Amount) (the “Shortage”).
F.    Landlord shall hold the Shortage in escrow in a separate deposit account identified on Exhibit A attached hereto and incorporated herein by this reference, including, without limitation, all such property or type of property presently existing and hereafter acquired or arising and all proceeds (including insurance proceeds) or products attributable to or arising from any of such property and all replacements thereof and additions thereto, including without limitation any Permitted Cash Investments (the “Capital Improvement Reserve”).
G.    For their mutual convenience, Tenant and Landlord desire to enter into this Agreement to evidence their agreement that Landlord hold and distribute the Capital Improvement Reserve as set forth herein.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Defined Terms. (a) Capitalized terms used in this Agreement shall have the following meanings:
“Agreement” means this Capital Improvement Reserve Agreement.

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“Approved Costs” has the meaning set forth in Section 4(a) hereof.
“Capital Expenditure Documentation” has the meaning set forth in Section 4(a) hereof.
“Capital Improvement Reserve” has the meaning set forth in the Recitals hereof.
“Facility” has the meaning set forth in the Recitals hereof.
“Permitted Cash Investments” means (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States maturing not more than one year from the date of acquisition; (b) certificates of deposit, time deposits or Eurodollar time deposits having in each case a remaining term to maturity of not more than one year, which are either (i) fully insured by the Federal Deposit Insurance Corporation or (ii) issued by any commercial bank under the laws of any State or any national banking association that has combined capital and surplus of not less than $500,000,000 and whose short-term securities are rated at least A-1 by S&P or P-1 by Moody’s; (c) commercial paper that is rated at least A-1 by S&P or P-1 by Moody’s, issued by a company that is incorporated under the laws of the United States or of any State and directly issues its own commercial paper, and has a remaining term to maturity of not more than one year; (d) a repurchase agreement with a maturity date of no more than thirty (30) days with (i) any commercial bank that is organized under the laws of any State or any national banking association and that has net worth or capital and surplus of at least $500,000,000, or (ii) any investment bank that is organized under the laws of any State and that has net worth or capital and surplus of at least $500,000,000, which agreement is secured by any one or more of the securities and obligations described in clauses (a), (b) or (c) of this definition of Permitted Cash Investments, which shall have a market value (exclusive of accrued interest and valued at least monthly) at least equal to the principal amount of such investment; and (e) any money market or other investment fund the investments of which are limited to investments described in clauses (a), (b), (c) and (d) of this definition of Permitted Cash Investments and which is managed by (i) a commercial bank that is organized under the laws of any state or any national banking association and that has net worth or capital and surplus of at least $500,000,000, or (ii) an investment bank that is organized under the laws of any state and that has net worth or capital and surplus of at least $500,000,000.
“Requested Amount” has the meaning set forth in Section 4(a) hereof.
“Shortage” has the meaning set forth in the Recitals hereof.
(b)    Other Capitalized Words. All other capitalized terms not otherwise defined in this Agreement, including its preamble, recitals and exhibits, shall have the meanings set forth in the Lease. All capitalized terms shall be equally applicable to the singular and plural forms thereof and to any gender form thereof.
2.    Capital Improvement Reserve. (a) Upon the creation of the Capital Improvement Reserve in accordance with the terms of this Agreement, Landlord shall invest the Capital Improvement Reserve in Permitted Cash Investments mutually acceptable to Landlord and Tenant. Tenant hereby grants to Landlord a security interest in the Capital Improvement Reserve as security

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for the payment and performance of all obligations Tenant owes to Landlord under the Lease. The Capital Improvement Reserve shall be established under the tax identification number of Tenant.
(b)    Absent the occurrence and continuation of an Event of Default, any earnings on the Capital Improvement Reserve shall be paid not more frequently than quarterly or upon request of Tenant as long as no Event of Default exists to Tenant. During the continuation of an Event of Default, earnings on the Capital Improvement Reserve shall remain in and become a part of the Capital Improvement Reserve. Tenant shall be responsible for preparation and filing of all tax returns and payment of all income and other taxes imposed in connection with earnings on the Capital Improvement Reserve.
3.    Use of Funds. Subject to the terms of Section 5 hereof, and after Tenant meets the Capital Expenditure Target for a given year, Tenant may draw funds from the Capital Improvement Reserve to pay the costs of additional Capital Expenditures made that same year to the extent of available funds in the Capital Improvement Reserve. In the event the Capital Expenditures withdrawn from the Capital Improvement Reserve are insufficient to pay for the Capital Expenditures, Tenant shall expend such additional funds as shall be necessary to pay such costs.
4.    Release of Capital Improvement Reserve to Tenant. (a) Whenever Tenant desires to request a withdrawal from the Capital Improvement Reserve permitted by Section 4 hereof, an officer of Tenant shall deliver to Landlord the following: (i) a written request that Landlord withdraw from the Capital Improvement Reserve a stated amount (the “Requested Amount”), and (ii) invoices dated on or after the date hereof marked “paid in full” for which Tenant is seeking reimbursement in the amount of the Requested Amount, or invoices in excess of $25,000.00 for which Tenant is requesting direct payment from the Capital Improvement Reserve along with such other certifications and documentation as Landlord shall reasonably require (including, without limitation, a certificate of completion) to evidence the Capital Expenditures for which Tenant is seeking reimbursement or direct payment (the “Capital Expenditure Documentation”). All Capital Expenditure Documentation shall be subject to Landlord’s review and approval. Landlord shall, within fifteen (15) days, either (i) approve the Capital Expenditure Documentation as submitted to Landlord or (ii) deliver to Tenant a written explanation of the basis for Landlord’s disapproval of the Capital Expenditure Documentation submitted to Landlord or any part thereof and a statement of the costs set forth in such Capital Expenditure Documentation that Landlord approves as being reimbursable or approved for payment from the Capital Improvement Reserve (the “Approved Costs”).
(b)    Landlord shall release funds in the amount of the Approved Costs from the Capital Improvement Reserve upon Landlord’s receipt from time to time of Capital Expenditure Documentation. In no event shall Landlord release funds from the Capital Improvement Reserve unless such release is expressly permitted by Section 5 hereof. Tenant may make repeated demands for payment from the Capital Improvement Reserve in accordance with this Section 5, but not more frequently than once per calendar month.
5.    Termination. This Agreement shall terminate upon the expiration of the Lease, including any renewals or extensions thereof. All amounts, if any, then remaining in the Capital

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Improvement Reserve, including all remaining earnings thereon, shall become the property of Landlord, subject to Section 7.3 and Section 15.1 of the Lease.
6.    Release of Capital Improvement Reserve to Landlord. (a) Upon the occurrence and continuation of an Event of Default, the Capital Improvement Reserve may be used by Landlord at Landlord’s sole election in accordance with the terms of Section 6(b) hereof to pay for Capital Expenditures at the Facility.
(b)    During the term of the Lease, should Tenant fail to make any repair or replacement at the Facility, or otherwise have breached any covenant to maintain the Facility, Landlord on behalf of Tenant, but at Landlord’s sole discretion and without any obligation to do so, may elect to withdraw funds from the Capital Improvement Reserve to pay for Capital Expenditures on the Facility or the Facility incurred at the direction of Landlord. If Landlord makes such use of funds in the Capital Improvement Reserve, Landlord will give Tenant concurrent written notice thereof.
(c)    Landlord may withdraw from the Capital Improvement Reserve the amount of any past due obligation of Tenant under the Lease when the following conditions shall have been satisfied: (i) an Event of Default has occurred and is continuing, (ii) Landlord has given Tenant notice, if any, required under the Lease, (iii) certain of the Obligations are due and owing and Tenant has failed to pay same, and (iv) Landlord has notified Tenant in writing that Landlord intends to make a withdrawal from the Capital Improvement Reserve. Landlord may make repeated withdrawals from the Capital Improvement Reserve in accordance with this Section 6(c).
7.    Incomplete Exhibit. The parties hereto hereby agree that the Capital Improvement Reserve may not be opened on the Effective Date and that the information set forth on Exhibit C hereto may not be complete on the Effective Date. Upon the opening of the Capital Improvement Reserve, the parties hereto agree that the information set forth on Exhibit C shall be completed and Tenant and Landlord shall evidence their agreement to same by initialing Exhibit C hereto at the appropriate locations.
8.    Notice. The notice provisions of Section 25.8 of the Lease shall apply to this Agreement.
9.    Other. The provisions of Sections 25.17 and 25.18 of the Lease are incorporated herein by reference.
10.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
TENANT

EMERITUS CORPORATION

By:
Name:
Title:

LANDLORD

NHI-REIT OF OHIO, LLC

By:
Name:
Title:

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EXHIBIT G

SECURITY AGREEMENT

To be agreed upon during Due Diligence Period

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EXHIBIT J

QUARTERLY COMPLIANCE CERTIFICATE

National Health Investors, Inc. (herein “NHI”)
222 Robert Rose Drive
Murfreesboro, TN 37130

Re:	Lease among NHI (the “Landlord”), and Emeritus Corporation (the “Tenant”) dated as of ______________, 2013 (as it may be amended and/or restated from time to time, the “Lease”)

Tenant hereby certifies that for the __________ months ended ___________________:

1.
Capitalized terms not otherwise defined in this Certificate shall have the meanings set forth in the Lease. All capitalized terms shall be equally applicable to the singular and plural forms thereof and to any gender form thereof.

2.
No Event of Default under the Lease, or event which, after lapse of time, would constitute such an Event of Default, has occurred or exists, except: _________________________________________________________________________________________________________.

3.
The Lease Coverage Ratio for the preceding twelve (12) months (or such shorter period, annualized, if the Lease has been in effect for less than a period of twelve (12) months) through the end of such period was:

(a)	Net Income of the Facility $_________________

(b)	Less 5% of gross revenues ($________________)

(c)	Plus Tenant’s Base Rent Obligation $_________________

(d)	Plus Tenant’s depreciation expense $_________________

(e)	Plus Tenant’s amortization expense $_________________

(f)	Less Targeted Capital Expenditures
(as described in Section 7.1 of the Lease)     ($            )

(g)	Plus actual management fees paid or accrued for period $_________________

TOTAL NET OPERATING INCOME (sum of (a) through (g))    $_________________
TOTAL BASE RENT                         $_________________

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LEASE COVERAGE RATIO:

Actual
Required

4.	Occupancy Information: Year-to-Date as of _______/______/______
Attach current rent roll

5.	Annual Information Requirements:

(a)	Insurance: Date Last Paid (enclosed Certificate of Insurance when renewed) ___________________________________________________________

(b)	Property Taxes: Date Last Paid (enclosed receipt when paid) __________________________________________

(c)	Copy of Annual License/Certification Survey:

6.	All information provided herein and in the attached financial statement is true and correct.
Date:____________________ Certified by:____________________ Title:__________________

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EXHIBIT K
COMPLIANCE CERTIFICATE
As required by Section 22.2(j) of that Lease Agreement dated _______ ___, 2013 entered into by and between Emeritus Corporation, as Tenant (“Emeritus”), and NHI-REIT of Ohio, LLC as Landlord (the “Lease”), Emeritus does hereby certify, based on a review of the audited financial statements of National Orion Insurance, Inc., a Hawaii corporation (the “Captive”) for the fiscal year ended _____________ and the actuarial report dated ___________ prepared by _______________ with respect to the Captive, that, as of the date hereof, there are no claims pending with respect to any or all of the facilities operated by Emeritus and for which insurance coverage is being provided by the Captive that would reasonably be expected to reduce the insurance coverage available through the Captive to the Facility covered by the Lease below the limits required by the terms of the Lease.
EMERITUS CORPORATION
By:

Its:

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EXHIBIT L
FAIR MARKET VALUE
The Fair Market Value of the Facility shall be such amount as may be agreed upon by Landlord and Tenant; provided, however, in the event Landlord and Tenant are unable to agree after negotiating in good faith for a period of sixty (60) days upon the Fair Market Value of the Facility, then the Fair Market Value of the Facility shall be determined by an independent appraisal firm, in which one or more of the members, officers or principals of such firm are Members of the Appraisal Institute (or any successor organization thereto), as may be selected by Landlord (the “Appraiser”). Landlord shall give Tenant notice of the identity of such Appraiser. Landlord shall cause such Appraiser to determine the Fair Market Value as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser’s decision to the relevant date) and, absent Tenant’s selection of a second appraiser within the time permitted and otherwise pursuant to the provisions of this Section, the determination of such Appraiser shall be final and binding upon the parties. A written report of such Appraiser shall be delivered and addressed to each of Landlord and Tenant. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal of Fair Market Value for purposes of this Lease shall take into account and shall give appropriate consideration to the sales comparison approach and the income approach (the cost approach shall not be considered), and neither method or approach shall be deemed conclusive. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Landlord and Tenant shall each pay one-half (1/2) of the fees and expenses of the Appraiser and one-half (1/2) of all other costs and expenses incurred in connection with such appraisal. If Tenant does not accept the choice of the Appraiser selected by Landlord as provided above, then the following shall apply:
(i)    Within fifteen (15) days after Tenant’s receipt of Landlord’s selected Appraiser, Tenant shall by notice to Landlord appoint a second Appraiser meeting the requirements set forth above to act on its behalf. In such event, the Appraisers thus appointed shall, within sixty (60) days after the date of Landlord’s notice of its originally selected Appraiser, proceed to determine the Fair Market Value as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if Tenant fails to appoint its Appraiser within the time permitted, or if two Appraisers shall have been so appointed but only one such Appraiser shall have made such determination within such sixty (60) day period, then the determination of such sole Appraiser shall be final and binding upon the parties.
(ii)    If the two Appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value of the Facility shall be an amount equal to average of the two appraisals. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two Appraisers shall have twenty (20) days to appoint a third Appraiser meeting the above requirements, but if such Appraisers fail to do so, then either party may request the American Arbitration Association (the “AAA”) or any successor organization thereto to appoint

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an Appraiser meeting the above requirements within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period. If no such Appraiser shall have been appointed within such twenty (20) days or within one hundred five (105) days of the original request for a determination of Fair Market Value, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any Appraiser appointed by the original Appraisers, by the AAA or by such court shall be instructed to determine the Fair Market Value of the Facility within thirty (30) days after appointment of such Appraiser in accordance with the methodologies and approaches set forth herein.
(iii)    Following the determination by the third Appraiser described above (if applicable), the determination of the Appraiser which differs most in terms of dollar amount from the determinations of the other two Appraisers shall be excluded, and the average of the remaining two determinations shall be final and binding upon Landlord and Tenant as the Fair Market Value of the Facility. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.
(iv)    If the foregoing two (2) or three (3) Appraiser system is utilized, then Landlord and Tenant shall each pay the fees and expenses of the Appraiser appointed by it and each shall pay one-half (1/2) of the fees and expenses of any third Appraiser.

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EXHIBIT M
REPAIR AGREEMENT
[See attached]

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EXHIBIT N
SOFFIT REPAIR LETTER
[See attached]

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EXHIBIT O
LEASE COMMENCEMENT DATE CONFIRMATION AGREEMENT
By their signatures set forth below NHI-REIT Ohio, LLC (the “Landlord”) and Emeritus Corporation (the “Tenant”) do hereby acknowledge and agree that the Commencement Date, as that term is defined that Master Lease dated June ___, 2013 by and between Landlord and Tenant with respect to the seventy-six (76) unit assisted living facility commonly known as Emeritus at Halcyon Village and located at 1565 London Avenue, Marysville, Ohio 43040 was 12:01 AM on July 1, 2013.

TENANT

EMERITUS CORPORATION

By:
Name:
Title:

LANDLORD

NHI-REIT OF OHIO, LLC

By:
Name:
Title:

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